EXHIBIT 4.1


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                            FINE AIR SERVICES CORP.,
                                    AS ISSUER

                            THE SUBSIDIARY GUARANTORS
                                  NAMED HEREIN

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                                  $200,000,000

                              SERIES A AND SERIES B

                          9-7/8% SENIOR NOTES DUE 2008





                                    INDENTURE

                            DATED AS OF JUNE 5, 1998


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ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE..........................1
     Section 1.01.  Definitions................................................1
     Section 1.02.  Other Definitions.........................................21
     Section 1.03.  Incorporation by Reference of TIA.........................22
     Section 1.04.  Rules of Construction.....................................23

ARTICLE II  THE NOTES.........................................................23
     Section 2.01.  Form and Dating...........................................23
     Section 2.02.  Execution and Authentication; Authentication Agent........26
     Section 2.03.  Registrar and Paying Agent................................26
     Section 2.04.  Paying Agent to Hold Money in Trust.......................27
     Section 2.05.  Holder Lists..............................................27
     Section 2.06.  Transfer and Exchange.....................................27
     Section 2.07.  Book-Entry Provisions for Global Notes....................29
     Section 2.08.  Special Transfer Provisions...............................30
     Section 2.09.  Replacement Notes.........................................32
     Section 2.10.  Outstanding Notes.........................................33
     Section 2.11.  Treasury Notes............................................33
     Section 2.12.  Temporary Notes...........................................33
     Section 2.13.  Cancellation..............................................33
     Section 2.14.  Defaulted Interest........................................34
     Section 2.15.  Record Date...............................................34
     Section 2.16.  CUSIP and CINS Numbers....................................34

ARTICLE III  REDEMPTIONS AND OFFERS TO PURCHASE...............................34
     Section 3.01.  Notices to Trustee........................................34
     Section 3.02.  Selection of Notes to Be Redeemed or Purchased............35
     Section 3.03.  Notice of Redemption......................................36
     Section 3.04.  Effect of Notice of Redemption............................36
     Section 3.05.  Deposit of Redemption Price...............................37
     Section 3.06.  Notes Redeemed in Part....................................37
     Section 3.07.  Redemption Provisions.....................................37
     Section 3.08.  Mandatory Offers..........................................38

ARTICLE IV  COVENANTS.........................................................40
     Section 4.01.  Payment of Notes..........................................40
     Section 4.02.  Reports...................................................40
     Section 4.03.  Compliance Certificate....................................41


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     Section 4.04.  Stay, Extension and Usury Laws............................41
     Section 4.05.  Limitation on Restricted Payments.........................42
     Section 4.06.  Corporate Existence.......................................43
     Section 4.07.  Limitations on Additional Indebtedness and
         Disqualified Capital Stock...........................................44
     Section 4.08.  Limitation on the Issuance of Capital Stock of
         Restricted Subsidiaries..............................................44
     Section 4.09.  Limitation on Preferred Stock of Subsidiaries.............44
     Section 4.10.  Limitation on Transactions with Affiliates................44
     Section 4.11.  Limitations on Liens......................................45
     Section 4.12.  Taxes.....................................................46
     Section 4.13.  Limitations on Restrictions on Distributions from
         Restricted Subsidiaries..............................................46
     Section 4.14.  Limitation on Sale/Leaseback Transactions.................47
     Section 4.15.  Change of Control.........................................47
     Section 4.16.  Limitations on Asset Sales................................48
     Section 4.17.  Mandatory Offer to Repurchase.............................50
     Section 4.18.  Additional Subsidiary Guarantees..........................51

ARTICLE V  SUCCESSORS.........................................................51
     Section 5.01.  Limitations on Mergers and Certain Other Transactions.....51

ARTICLE VI  DEFAULTS AND REMEDIES.............................................52
     Section 6.01.  Events of Default.........................................52
     Section 6.02.  Acceleration..............................................54
     Section 6.03.  Other Remedies............................................54
     Section 6.04.  Waiver of Past Defaults...................................55
     Section 6.05.  Control by Majority of Holders............................55
     Section 6.06.  Limitations on Suits by Holders...........................55
     Section 6.07.  Rights of Holders to Receive Payment......................56
     Section 6.08.  Collection Suit by Trustee................................56
     Section 6.09.  Trustee May File Proofs of Claim..........................56
     Section 6.10.  Priorities................................................57
     Section 6.11.  Undertaking for Costs.....................................57
     Section 6.12.  Willful Default...........................................57
     Section 6.13.  Restoration of Rights and Remedies........................58

ARTICLE VII  TRUSTEE..........................................................58
     Section 7.01.  Duties of Trustee.........................................58


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     Section 7.02.  Rights of Trustee.........................................59
     Section 7.03.  Individual Rights of Trustee..............................60
     Section 7.04.  Trustee's Disclaimer......................................60
     Section 7.05.  Notice to Holders of Defaults and Events of Default.......60
     Section 7.06.  Reports by Trustee to Holders.............................60
     Section 7.07.  Compensation and Indemnity................................61
     Section 7.08.  Replacement of Trustee....................................62
     Section 7.09.  Successor Trustee by Merger, Etc..........................62
     Section 7.10.  Eligibility; Disqualification.............................63
     Section 7.11.  Preferential Collection of Claims Against Company.........63

ARTICLE VIII  DISCHARGE OF INDENTURE..........................................63
     Section 8.01.  Discharge of Liability on Notes; Defeasance...............63
     Section 8.02.  Conditions to Defeasance..................................64
     Section 8.03.  Application of Trust Money................................65
     Section 8.04.  Repayment to Company......................................66
     Section 8.05.  Indemnity for Government Securities.......................66
     Section 8.06.  Reinstatement.............................................66

ARTICLE IX  AMENDMENTS........................................................67
     Section 9.01.  Amendments and Supplements Permitted without
         Consent of Holders...................................................67
     Section 9.02.  Amendments and Supplements Requiring Consent of Holders...67
     Section 9.03.  Compliance with TIA.......................................68
     Section 9.04.  Revocation and Effect of Consents.........................68
     Section 9.05.  Notation or Exchange of Notes.............................69
     Section 9.06.  Trustee Protected.........................................69

ARTICLE X  GUARANTEE OF NOTES.................................................69
     Section 10.01.  Unconditional Guarantee..................................69
     Section 10.02.  Trustee to Include Paying Agent..........................71
     Section 10.03.  Limitations on Guarantees................................71
     Section 10.04.  Subsidiary Guarantors May Consolidate, Etc., on
         Certain Terms........................................................71
     Section 10.05.  Releases of Subsidiary Guarantors........................72

ARTICLE XI  MISCELLANEOUS.....................................................73
     Section 11.01.  Trust Indenture Act Controls.............................73
     Section 11.02.  Notices..................................................73
     Section 11.03.  Communication by Holders with Other Holders..............74


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     Section 11.04.  Certificate and Opinion as to Conditions Precedent.......74
     Section 11.05.  Statements Required in Certificate or Opinion............74
     Section 11.06.  Rules by Trustee and Agents..............................74
     Section 11.07.  Legal Holidays...........................................75
     Section 11.08.  No Recourse Against Others...............................75
     Section 11.09.  Counterparts.............................................75
     Section 11.10.  Table of Contents, Headings, Etc.........................75
     Section 11.11.  Governing Law............................................75
     Section 11.12.  No Adverse Interpretation of Other Agreements............76
     Section 11.13.  Successors...............................................76
     Section 11.14.  Severability.............................................76


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         INDENTURE, dated as of June 5, 1998, is by and among Fine Air Services
Corp., a Delaware corporation (as further defined below, the "Company"), the Subsidiary Guarantors (as hereinafter defined) and The Bank of New York, a New York banking corporation and trust company, as trustee (the "TRUSTEE").

         The Company has duly authorized the creation of an issue of 9-7/8% Senior Notes due 2008, Series A (the "OLD NOTES") to be issued in the principal amount of $200,000,000 and 9-7/8% Senior Notes due 2008, Series B (the "NEW NOTES"), to be issued in exchange for the Old Notes, pursuant to a Registration Rights Agreement (as defined herein) and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Old Notes and the New Notes (collectively, the "NOTES"), when duly issued and executed by the Company and authenticated and made available for delivery hereunder, the valid and binding obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

         The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes, without preference of one series of Notes over the other:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  DEFINITIONS.

         "ACQUIRED INDEBTEDNESS" means (a) with respect to any Person, Indebtedness of such Person existing at the time such other Person becomes a Restricted Subsidiary, including Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (b) with respect to the Company or any of its Restricted Subsidiaries, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person merges or consolidates with or into the Company or a Restricted Subsidiary, or Indebtedness assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of properties or assets from another Person, including Indebtedness incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

         "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the specified Person. For purposes of this definition: (i) "control," when used with respect to any Person, means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; (ii) beneficial ownership at any time of 10% or more of the outstanding voting common equity of a Person


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(including voting common equity subject to being acquired pursuant to the exercise of options, warrants or other rights exercisable within 60 days of that time) will be deemed to constitute control of that Person at that time; (iii) without limiting other Persons who may be deemed to control a limited partnership, the general partner of a limited partnership and each limited partner holding 10% or more of the limited partnership interests in such limited partnership will be deemed to control such limited partnership; or (iv) with respect to an individual, any immediate family member (i.e., spouse, parent or child) of such Person.

         "AGENT" means any Registrar, Paying Agent, or co-Registrar appointed pursuant to Section 2.03.

         "ASSET SALE" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or a Wholly-Owned Restricted Subsidiary (including, without limitation, by means of a Sale/Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any other Restricted Subsidiary or
(b) any other properties or assets of the Company or any Restricted Subsidiary. Notwithstanding the preceding sentence, the following do not constitute "Asset Sales": (i) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions of Article V; (ii) any transfer of properties or assets constituting a Restricted Investment, if permitted under Section 4.05; (iii) any transfer of properties or assets from the Company to a Restricted Subsidiary to another Restricted Subsidiary or any Person if such transfer to a Restricted Subsidiary or other Person is permitted under Section 4.05; (iv) any transfer of properties or assets relating to aircraft engines, aircraft components, aircraft parts or spare parts pursuant to customary pooling, exchange or other similar agreements; (v) any asset swap involving aircraft engines, aircraft components, aircraft parts or spare parts (provided that the assets received by the Company or Restricted Subsidiary have a fair market value at least equal to the asset transferred (provided with respect to any asset swap or series of related asset swaps involving assets with a fair market value exceeding $3.0 million, such determination shall be made by the Board of Directors)); and (vi) transfers of damaged, worn-out or obsolete equipment, inventory or assets that, in the Company's reasonable judgment, are no longer useful in the business of the Company and the Restricted Subsidiaries; and (vii) any transfers that, but for this clause (vii) would be Asset Sales, if after giving effect to such transfers, the aggregate fair market value of the properties or assets transferred in such transaction or any such series of related transactions does not exceed $500,000.

         "ATTRIBUTABLE INDEBTEDNESS," when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale/Leaseback Transaction.


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         "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended.

         "BANKRUPTCY LAW" means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors of such Person, or any authorized committee of the board of directors of such Person.

         "BOARD RESOLUTION" means a duly adopted resolution of the Board of Directors of the Company.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the Trustee is located or at a place of payment are required or authorized by law, regulation or executive order to remain closed.

         "CAPITAL STOCK" of any Person means (i) any and all shares or other equity interests (including without limitation common stock, preferred stock and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

         "CAPITALIZED LEASE OBLIGATION" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and, for purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at that date determined in accordance with GAAP.

         "CASH EQUIVALENTS" means (i) marketable obligations with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, PROVIDED that the full faith and credit of the United States of America is pledged in support thereof; (ii) U.S. dollar denominated demand and time deposits and certificates of deposit or acceptances of any financial institution (a) that is a member of the Federal Reserve System and has combined capital and surplus and undivided profits of not less than $500 million or (b) whose short-term commercial paper rating or that of its parent company is at least A-1 or the equivalent thereof from S&P or P-1 or the equivalent thereof from Moody's (any such bank, an "APPROVED BANK"), in each case with a maturity of 180 days or less from the date of acquisition; (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any Person with a short-term commercial paper rating of at least A-1 or the equivalent-thereof by S&P or at least P-1 or the equivalent thereof by Moody's, and in each case maturing no more than 180 days from the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any


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Approved Bank; and (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

         "CHANGE OF CONTROL" means the occurrence of any of the following events (whether or not otherwise in compliance with the provisions of this Indenture):
(i) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, (ii) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries to any Person (other than a Restricted Subsidiary), (iii) the Company or any of its Subsidiaries consolidates with, or merges with or into, any Person, and as a result of such consolidation or merger the Voting Stock of the Company outstanding prior to such consolidation or merger does not represent (either by remaining outstanding or by being converted into Voting Stock of the surviving Person or any parent thereof) at least a majority of the total voting power of the outstanding Voting Stock of the Company or the surviving Person or any parent thereof outstanding immediately after such consolidation or merger, or
(iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMPANY" means Fine Air Services Corp., a Delaware corporation, unless and until a subsequent successor replaces it in accordance with Article V and thereafter means such successor.

         "CONSOLIDATED AMORTIZATION EXPENSE" for any period means the amortization expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED DEPRECIATION EXPENSE" for any period means the depreciation expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any determination date, the ratio for the four full fiscal quarters immediately preceding the determination date (for any determination, the "Reference Period"), of (a) EBITDA to (b) Consolidated Interest Expense for such Reference Period. In making such computations, (i) EBITDA and Consolidated Interest Expense shall be calculated on a PRO FORMA basis assuming


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that (A) the Indebtedness to be incurred or the Disqualified Capital Stock to be issued (and all other Indebtedness incurred or Disqualified Capital Stock issued after the first day of such Reference Period referred to in Section 4.07 through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Capital Stock), including the refinancing of other Indebtedness, had been incurred on the first day of such Reference Period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such PRO FORMA calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties of assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the stated maturity thereof, in either case since the first day of such Reference Period through and including the date of determination, had been consummated on such first day of such Reference Period; (ii) the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a PRO FORMA basis in accordance with Section 4.07 and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate;
(iii) the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a PRO FORMA basis in accordance with Section 4.07 shall be computed based upon the average daily balance of such Indebtedness during the applicable period, PROVIDED that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period; (iv) notwithstanding the foregoing clauses (ii) and (iii), interest on Indebtedness determined on a floating rate basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and (v) if after the first day of the applicable Reference Period and before the date of determination, the Company has permanently retired any Indebtedness out of the net proceeds of the issuance and sale of shares of Capital Stock (other than Disqualified Capital Stock) of the Company within 60 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a PRO FORMA basis as if such Indebtedness had been retired on the first day of such period.

         "CONSOLIDATED INCOME TAX EXPENSE" for any period means the provision, if any, for federal, state, local and foreign income taxes based on income and profits of the Company and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income for such period.

         "CONSOLIDATED INTEREST EXPENSE" for any period means the sum, without duplication, of the total interest expense of the Company and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without


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limitation (i) imputed interest on Capitalized Lease Obligations and
Attributable Indebtedness, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, (iii) the net costs associated with Hedging Obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligations, (vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest, (ix) all cash dividend payments (and non-cash dividend payments in the case of a Restricted Subsidiary) on any series of preferred stock of the Company or any Restricted Subsidiary, (x) all interest payable with respect to discontinued operations, and (xi) all interest paid by the Company or any Restricted Subsidiary under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any other Person.

         "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such net income or loss (to the extent otherwise included therein), without duplication (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company and its Restricted Subsidiaries has an ownership interest, except to the extent that any such income has actually been received by the Company and its Restricted Subsidiaries in the form of dividends or other distributions during such period;
(ii) except to the extent includable in the consolidated net income of the Company pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary; (iii) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income (a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period or (b) would be subject to any taxes payable on such dividend or distribution; (iv) any gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any loss), together with any related provisions for taxes, if any, on any such gain (or if applicable, the tax effects of such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any of its Restricted Subsidiaries; (v) any extraordinary gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any extraordinary loss), together with any related provision for taxes, if any, on any such extraordinary gain (or, if applicable, the tax effects of such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period; and (vi) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; AND PROVIDED, FURTHER, that any gain referred to in clauses (iv) and (v) above that relates to a Restricted Investment and which is received in cash by the Company or a Restricted Subsidiary during such period shall be included in the consolidated net


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income of the Company. For purposes of clause (i) above, the amount of any distribution of property or assets shall be deemed to be equal to the fair market value of such property or assets as determined in good faith by the Board of Directors as evidenced by Board Resolution.

         "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date, as determined in accordance with GAAP.

         "CONSOLIDATED TANGIBLE ASSETS" means, at any date, the total of all assets appearing on a consolidated balance sheet of the Company and its consolidated Subsidiaries as of that date prepared in accordance with GAAP, after deducting therefrom, without duplication, all amounts shown on such balance sheet in respect of goodwill, trade names, trademarks, patents, patent applications, licenses and rights in any thereof, and similar intangibles, and any other items which are treated as intangibles in conformity with GAAP.

         "CORPORATE TRUST OFFICE" shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Company.

         "CUSTODIAN" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event, act or condition that is, or after notice or the passage of time or both would become, an Event of Default.

         "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company, until a successor shall have been appointed and becomes such Depositary, and, thereafter, "Depositary" shall mean or include such successor.

         "DISQUALIFIED CAPITAL STOCK" of any specified Person means any Capital Stock of such Person that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or any other Indebtedness, shall not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

         "DOLLARS" and "$" means lawful money of the United States of America.


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         "EBITDA" for any period means without duplication, the sum of the amounts for such period of (i) Consolidated Net Income PLUS (ii) in each case to the extent deducted in determining Consolidated Net Income for such period (and without duplication), (A) Consolidated Income Tax Expense, (B) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense), (C) Consolidated Depreciation Expense (D) Consolidated Interest Expense and (E) all other non-cash items reducing the Consolidated Net Income (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP and MINUS (iii) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any such non-cash items resulting from changes in accrued liabilities in the ordinary course of business, but only to the extent such non-cash items reduced Consolidated Net Income for a prior period).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement and the Exchange Offer Registration Statement to exchange New Notes for the Old Notes.

         "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean a registration statement relating to an Exchange Offer on an appropriate form and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "EXISTING INDEBTEDNESS" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date after giving effect to the issuance of the Notes.

         "FAIR MARKET VALUE" of any asset or items means the fair market value of such asset or items as determined in good faith by the Board of Directors and evidenced by a Board Resolution.

         "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) the statements and pronouncements of the Financial Accounting Standards Board or (iii) in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

         "GLOBAL NOTE" means a global note, without coupons, representing all or a portion of the Notes deposited with, or on behalf of, the Depositary substantially in the form of Exhibit A attached hereto.

         "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

         The term "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to (i) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, or (ii) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates or fuel prices, in each case, entered into in the ordinary course of business for BONA FIDE hedging purposes and not for the purpose of speculation.

         "HOLDER" means a Person in whose name a Note is registered on the Registrar's books.

         The term "INCUR" means, with respect to any Indebtedness, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise with respect to such Indebtedness; PROVIDED that (i) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (ii) neither the accrual of interest nor the accretion of accreted value shall be deemed to be an incurrence of Indebtedness.

         "INDEBTEDNESS" of any Person at any date means, without duplication:
(i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (or reimbursement obligations with respect thereto); (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services; (v) the maximum fixed redemption or repurchase price of all Disqualified Capital Stock of such Person; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; PROVIDED that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis; (ix) all Attributable Indebtedness of such Person; and (x) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the lesser of (A) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the amount of the Indebtedness secured. For purposes of the preceding sentence, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased or redeemed on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

         "INDENTURE" means this Indenture as amended or supplemented from time to time.

         "INDEPENDENT DIRECTOR" means a director of the Company who has not and whose Affiliates have not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Company or any of its Affiliates, if such compensation, payment or benefit would require disclosure pursuant to
Item 404 of Regulation S-K in a registration statement filed under the Securities Act or a proxy statement filed under the Exchange Act, other than customary directors fees for serving on the Board of Directors of the Company or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Company's or Affiliate's board and board committee meetings.

         "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is disinterested and independent with respect to the Company and its Affiliates and, in the reasonable judgment of a majority of the Company's Board of Directors, is qualified to perform the task for which it has been engaged.

         "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

         "INVESTMENTS" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding (A) commission, travel and similar advances to officers and employees made in the ordinary course of business and (B) other loans and advances to officers and employees made in the ordinary course of business not to exceed $1.0 million at any time outstanding) or similar credit extensions constituting Indebtedness of such Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person (other than the Company or its Restricted Subsidiaries) and
(iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. The following are not "Investments": (i) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with the Company's normal practices;
(ii) Hedging Obligations, but only to the extent that the same constitute Permitted Indebtedness; and (iii) endorsements of negotiable instruments and documents in the ordinary course of business.

         "ISSUE DATE" means the date the Notes are initially issued.

         "LIEN" means any mortgage, charge, pledge, deed of trust, lien (statutory or other), security interest, hypothecation, assignment for security, claim or encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property or assets of any kind. A Person will be deemed to own subject to a Lien any property or assets that the Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "LIQUIDATED DAMAGES" has the meaning set forth in the Notes.

         "MOODY'S" means Moody's Investors Service, Inc., and its successors.

         "NET AVAILABLE PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) (a) owning a beneficial interest in the properties or assets subject to the Asset Sale, (b) having a Lien on such properties or assets or (c) requiring such payment as a condition to providing any consent necessary to consummate the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate; PROVIDED, HOWEVER, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

         "NON-U.S. PERSON" means a Person that is not a U.S. Person, as defined in Regulation S.

         "OBLIGATION" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFER" means a Change of Control Offer, a Net Proceeds Offer or a Mandatory Repurchase Offer, as the context requires.

         "OFFER PERIOD" means a Change of Control Offer Period, a Net Proceeds Offer Period or a Mandatory Repurchase Offer Period, as the context requires.

         "OFFERING MEMORANDUM" means the Offering Memorandum dated June 2, 1998, in the form used in connection with the original sale of the Notes.

         "OFFICER" means any of the following of the Company: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, the Chief Operating Officer or the General Counsel.

         "OFFICERS' CERTIFICATE" means a certificate signed by any two Officers.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

         "PAYMENT RESTRICTION" with respect to any Subsidiary, any consensual encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Restricted Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to the Company or any other Restricted Subsidiary, (c) guarantee any Indebtedness of the Company or any Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (other than customary restrictions on transfers of property subject to a Lien permitted under this Indenture) or (ii) the Company or any other Restricted Subsidiary to receive or retain any such dividends, distributions or payments, loans or advances, guarantee, or transfer of properties or assets.

         "PERMITTED INCOME TAX DISTRIBUTIONS" means, for all taxable periods commencing with 1998 (or 1997, to the extent sufficient distributions in accordance with the principles set forth below, have not yet been made to the Company's shareholders with respect to the Company's taxable income for such period) during which the Company qualifies as an "S" corporation under Subchapter S of the Internal Revenue Code of 1986, as amended, distributions to the Company's shareholders which do not exceed an amount equal to the sum of (i) the product of (a) the Company's taxable income for federal income tax purposes for each such period (reduced by the Company's taxable loss for federal income tax purposes for any prior taxable period to the extent such losses have not previously been taken into account in determining taxable income in prior years or Permitted Income Tax Distributions) minus the amount determined pursuant to clause (ii) below for such period and (b) the highest marginal individual federal income tax rate (taking into account the reduction of itemized deductions based on gross income) for each such period plus (ii) if the Company's shareholders are obligated to pay any state or local income taxes on account of the Company's income, the product of (a) the Company's taxable income for any state or local income tax purposes for each such period (reduced by the Company's taxable loss for state or local income tax purposes for any prior taxable period to the extent such losses have not previously been taken into account in determining taxable income in prior periods or Permitted Income Tax Distributions) and (b) the highest applicable marginal individual state or local income tax rate (taking into account any differences in applicable state and local income tax rates) for each such period; PROVIDED, HOWEVER, (A) that such amount shall be increased to the extent that the Company's shareholders are subject to the federal alternative minimum tax for any such taxable period in respect of the Company's income; (B) that such amount shall be reduced by the Company's tax credits for each such period for federal and applicable state and local income tax purposes (or, if applicable, alternative minimum tax credits or carryforwards); and (C) an amount representing that portion of the projected Permitted Income Tax Distribution that the Company reasonably estimates to be payable by the Company's shareholders in order to avoid penalties for the underpayment of estimated taxes may be distributed not more than ten (10) business days prior to the due date for such payment of estimated tax (except that the estimated tax payment otherwise due in January shall be deemed to be due prior to December 31). All computations shall be made as if the Company's shareholders' only income or loss is the net income or loss of the Company. In the event that the Company's taxable income for any prior taxable period is adjusted by any taxing authority or as a result of the filing of any amended tax return, the Company may distribute as an additional Permitted Income Tax Distribution to all shareholders (current and former) impacted by the adjustment an amount equal to the liability resulting from such adjustment. Notwithstanding any other provision in this Indenture, the Company may take any action it determines to be necessary to cause the Company to be in compliance with any federal, state and local withholding requirements with respect to any allocation or distribution by the Company to any shareholder. All amounts so withheld shall be treated as Permitted Income Tax Distributions to the applicable shareholders.

         "PERMITTED INDEBTEDNESS" means any of the following:

                  (i) Indebtedness of the Company and any Restricted Subsidiary under any revolving credit facility entered into by the Company in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $45.0 million, or (b) the sum of 80% of the consolidated accounts receivable of the Company plus 15% of the consolidated net property, plant and equipment of the Company, calculated as of the end of the most recent fiscal quarter for which financial statements are available, determined in accordance with GAAP;

                  (ii) Indebtedness under the Notes, the Subsidiary Guarantees, and this Indenture;

                  (iii) Existing Indebtedness;

                  (iv) Indebtedness under Hedging Obligations, provided that (1) such Hedging Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted under
         Section 4.07 and (2) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of such Indebtedness to which such Hedging Obligations relate;

                  (v) Indebtedness of the Company to a Wholly-Owned Restricted Subsidiary and Indebtedness of any Wholly-Owned Restricted Subsidiary to the Company or any other Wholly-Owned Restricted Subsidiary; PROVIDED, HOWEVER, that upon either (1) the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Capital Stock or any other event which results in any such Wholly-Owned Restricted Subsidiary ceasing to be a Wholly-Owned Restricted Subsidiary or (2) the transfer or other disposition of any such Indebtedness (except to the Company or a Wholly-Owned Restricted Subsidiary), the provisions of this clause (v) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 4.07 hereof at the time the Wholly-Owned Restricted Subsidiary in question ceased to be a Wholly-Owned Restricted Subsidiary or the time such transfer or other disposition occurred;

                  (vi) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                  (vii) Refinancing Indebtedness;

                  (viii) Indebtedness, in addition to Indebtedness incurred pursuant to the other clauses of this definition, with an aggregate principal amount at any time outstanding for all such Indebtedness incurred pursuant to this clause not in excess of $5.0 million; and

                  (ix) Indebtedness incurred prior to June 1, 2001 in connection with (i) the assumption of Acquired Indebtedness of a Related Business;
         (ii) the acquisition of, or a business combination transaction with, a Related Business; or (iii) the purchase of aircraft, engines or aircraft-related or engine-related parts, supplies and equipment, or other fixed assets to be used in the business of the Company and its Restricted Subsidiaries, PROVIDED that (A) if, after giving effect thereto, the Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be greater than 2.0 to 1.0 but less than 2.25 to 1.0, the amount of such Indebtedness shall not exceed 60% of the total cost of the related transaction; or (B) if, after giving effect thereto, the Company's Consolidated Fixed Charge Coverage Ratio would be greater than 2.25 to 1.0 but less than 2.75 to 1.0, the amount of such Indebtedness shall not exceed 80% of the total cost of the related transaction; or (C) if, after giving effect thereto, the Company's Consolidated Fixed Charge Coverage Ratio would be at least equal to
         2.75 to 1.0, there
         shall be no percentage limitation on the amount of such Indebtedness in relation to the total cost of the related transaction; PROVIDED, FURTHER in each case that the Consolidated Fixed Charge Coverage Ratio shall be determined on a PRO FORMA basis as if such incurrence or issuance and the application of the net proceeds therefrom had occurred at the beginning of the four-quarter period used to calculate such Consolidated Fixed Charge Coverage Ratio. If, after giving effect to the incurrence of Indebtedness pursuant to this clause (ix), the Consolidated Fixed Charge Coverage Ratio is less than 2.0 to 1.0, the Company may not incur such Indebtedness under this clause (ix).

         "PERMITTED LIENS" means the following types of Liens:

                  (i) Liens securing the Notes or the Subsidiary Guarantees;

                  (ii) Liens in favor of the Company or, with respect to a Restricted Subsidiary, Liens in favor of another Restricted Subsidiary;

                  (iii) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary, as the case may be, has set aside on its books such reserves, or has made such other appropriate provision, if any, as is required by GAAP;

                  (iv) Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens incurred in the ordinary course of business for sums not delinquent or being contested in good faith, and as to which the Company or a Restricted Subsidiary, as the case may be, has set aside on its books such reserves, or has made such other appropriate provision, if any, as is required by GAAP;

                  (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (vi) Liens securing any judgment not giving rise to a Default or Event of Default and so long as any appropriate legal proceedings that may have been duly initiated for the review of the judgment has not been finally terminated or the period within which those proceedings may be initiated has not expired;

                  (vii) easements, rights-of-way, reservations, zoning and other restrictions and other similar encumbrances not interfering in any material, respect with the ordinary conduct of business of the Company or any Restricted Subsidiary;

                  (viii) leases or subleases granted to others that do not interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

                  (ix) rights of a common owner of any interest in property held by the Company or any Restricted Subsidiary and that common owner as tenants in common or through other common ownership;

                  (x) Liens or equitable encumbrances deemed to exist by reason of (a) fraudulent conveyance or transfer laws or (b) negative pledge or other agreements to refrain from giving Liens; and

                  (xi) Liens, other than Liens referred to in clauses (i) through (x) above, on assets not to exceed (a) the Company's Consolidated Tangible Assets, plus (b) $20.0 million, less (c) the total amount of outstanding Senior Unsecured Debt.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "PLAN OF LIQUIDATION" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

         "PREFERRED STOCK" means, with respect to any Person, any and all share, interests, participations and other equivalents (however designated) of that Person's preferred or preference Capital Stock, whether outstanding on or after the Issue Date, including, without limitation, all classes and series of preferred or preference Capital Stock of that Person.

         "PRINCIPALS" means, collectively, J. Frank Fine, Barry H. Fine, any immediate family member of either of the foregoing and any probate estate of any such individual and any trust, so long as one or more of the foregoing individuals or members of their immediate families, are the principal beneficiaries of such trust, and any other partnership, corporation, or other entity all of the partners, shareholders, members or owners of which are any one or more of the foregoing.

         "PUBLIC EQUITY OFFERING" means an underwritten primary offering of Capital Stock of the Company (other than Disqualified Capital Stock or Preferred Stock) pursuant to a registration statement filed with the Commission in accordance with the Securities Act and declared effective by the staff of the Commission, or a private placement of primary shares of the Capital Stock of the Company pursuant to an available exemption from registration and, in the case of any such private placement, a majority of such placement of which is sold to Persons that are not then and were not at the Issue Date Affiliates of the Company.

         "PURCHASE DATE" means the Change of Control Purchase Date, the Net Proceeds Purchase Date or the Mandatory Repurchase Date, as the context requires.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

         "RECORD DATE" has the meaning set forth in the Notes.

         "REFINANCING INDEBTEDNESS" means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of the Company or any Restricted Subsidiary (the "Refinanced Indebtedness") in a principal amount not in excess of the principal amount of the Refinanced Indebtedness (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Refinanced Indebtedness or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing; PROVIDED that: (i) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness; (ii) if the Refinanced Indebtedness was subordinated to or PARI PASSU with the Notes, then such Refinancing Indebtedness, by its terms, is expressly PARI PASSU with (in the case of Refinanced Indebtedness that was PARI PASSU with) the Notes, or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes at least to the same extent as the Refinanced Indebtedness; (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and (iv) the Refinancing Indebtedness is secured only to the extent, if at all, that the Refinanced Indebtedness is secured.

         "REGISTRATION" means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, Fine Air Services, Inc., Agro Air Associates, Inc.

and SBC Warburg Dillon Read Inc., as such agreement may be amended, modified or supplemented from time to time.

         "REGISTRATION STATEMENT" means the Registration Statement pursuant to and as defined in the Registration Rights Agreement.

         "REGULATION S" means Regulation S under the Securities Act.

         "RELATED BUSINESS" means any business in which the Company and its Restricted Subsidiaries operate on the Issue Date and any business related, ancillary or complementary to the business of the Company and the Restricted Subsidiaries on that date.

         "RESTRICTED DEBT PAYMENT" means any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Restricted Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

         "RESTRICTED INVESTMENT" means any Investment by the Company or any Restricted Subsidiary (other than investments in Cash Equivalents) in any Person that is not the Company or a Restricted Subsidiary, including in any Unrestricted Subsidiary.

         "RESTRICTED PAYMENT" means with respect to any Person: (i) any declaration or payment of any dividend (other than a dividend declared and paid by a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary), or any other distribution with respect to any shares of Capital Stock of that Person (but excluding dividends or distributions payable solely in shares of Capital Stock (other than Disqualified Capital Stock) of that Person);
(ii) any purchase, redemption, retirement or other acquisition for value of (A) the Capital Stock of the Company or (B) the Capital Stock of any Restricted Subsidiary, or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Capital Stock that is not Disqualified Capital Stock, and excluding any such payment to the extent actually received by the Company or a Restricted Subsidiary); (iii) any Restricted Investment; or (iv) any Restricted Debt Payment.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company, whether existing on or after the Issue Date, other than an Unrestricted Subsidiary.

         "RULE 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "SALE/LEASEBACK TRANSACTION" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

         "SENIOR UNSECURED DEBT" means Indebtedness of the Company or any Restricted Subsidiary which is not (i) Subordinated Indebtedness or (ii) secured by any Lien.

         "SHELF REGISTRATION STATEMENT" shall mean a Shelf Registration Statement of the Company pursuant to the Registration Rights Agreement.

         "STATED MATURITY" means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of that Indebtedness or that installment of interest is due and payable.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary, respectively.

         "SUBSIDIARY" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Voting Stock is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Voting Stock of such entity entitling the holder thereof to vote or otherwise participate in the selection of the governing body, partners, managers or others that control the management and policies of such entity. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "SUBSIDIARY GUARANTOR" means each Restricted Subsidiary of the Company and each other Person who is required to become (or whom the Company otherwise causes to become) a Subsidiary Guarantor by the terms of this Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77AAA-77BBBB) as in effect on the Issue Date (except as otherwise provided in
Section 1.03 hereof); PROVIDED, HOWEVER, that, in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

         "TRUSTEE" means The Bank of New York until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

         "TRUST OFFICER" when used with respect to the Trustee means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture; and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Restricted Subsidiary other than the Subsidiary Guarantors existing on the date of this Indenture to be an Unrestricted Subsidiary, and any such designation shall be deemed to be a Restricted Investment at the time of and immediately upon such designation by the Company and its Restricted Subsidiaries in the amount of the greater of the Consolidated Net Worth or the fair market value of such designated Subsidiary and its consolidated Subsidiaries at such time, PROVIDED that such designation shall be permitted only if (A) the Company and its Restricted Subsidiaries would be able to make the Restricted Investment deemed made pursuant to such designation at such time, (B) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (x) is Guaranteed by the Company or any Restricted Subsidiary, (y) is recourse to the Company or any Restricted Subsidiary or (z) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof and (C) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare such Indebtedness of the Company or any Restricted Subsidiary due and payable prior to its maturity. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, and any such designation shall be deemed to be an incurrence by the Company and its Subsidiaries of the Indebtedness (if any) of such Subsidiary so designated for purposes of Section 4.07 as of the date of such designation, PROVIDED that such designation shall be permitted only if immediately after giving effect to such designation and the incurrence of any such additional Indebtedness deemed to have been incurred thereby (x) the Company would be able to incur $1.00 of additional Indebtedness not constituting Permitted Indebtedness at such specified time under Section 4.07 and (y) no Default or Event of Default shall be continuing. Any such designation by the Board of Directors described in the two preceding sentences shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations of such certificate.

         "UNUTILIZED PROCEEDS AMOUNT" shall mean an amount equal to the difference between (i) the amount by which net proceeds from the sale of the Notes not utilized (A) to repay the Company's existing indebtedness (approximately $18.4 million), (B) to acquire and install hushkits on the Company's aircraft (approximately $22.0 million) and (C) to acquire additional DC-8 and widebody aircraft, spare parts, equipment and tooling, to make strategic acquisitions and for working capital and other general corporate purposes (approximately $151.1 million), as of the Mandatory Repurchase Trigger Date exceeds $15.0 million, minus (ii) the aggregate principal amount of Notes that, prior to such date, have been repurchased by the Company in the open market and delivered to the Trustee for cancellation in the 90 day period prior to the Mandatory Repurchase Trigger Date.

         "VOTING STOCK" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY", when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of which 100% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly-Owned Restricted Subsidiaries.

         SECTION 1.02.  OTHER DEFINITIONS.

 TERM                                                                DEFINED IN
                                                                      SECTION

 "AFFILIATE TRANSACTION"..........................................      4.08
 "AGENT MEMBERS"..................................................      2.07
 "AFFILIATE TRANSACTION"..........................................      4.10
 "AGENT MEMBERS"..................................................  2.07(a)(iii)
 "ASSET SALE TRIGGER DATE"........................................     4.16(c)
 "CEDEL BANK".....................................................     2.01(a)
 "CERTIFICATED NOTE"..............................................     2.01(a)
 "CHANGE OF CONTROL OFFER"........................................   4.15(b)(ii)
 "CHANGE OF CONTROL OFFER PERIOD".................................     4.15(c)
 "CHANGE OF CONTROL PURCHASE DATE"................................     4.15(c)
 "CHANGE OF CONTROL PURCHASE PRICE"...............................     4.15(a)
 "CHANGE OF CONTROL TRIGGER DATE".................................     4.15(a)
 "COVENANT DEFEASANCE"............................................   8.01(b)(ii)
 "EVENT OF DEFAULT"...............................................     6.01(a)
 "EUROCLEAR"......................................................     2.01(a)
 "EXCESS PROCEEDS"................................................   4.16(b)(ii)

 "GLOBAL NOTE HOLDER".............................................     2.01(a)
 "LEGAL DEFEASANCE"...............................................   8.01(b)(i)
 "MANDATORY REPURCHASE DATE"......................................     4.17(b)
 "MANDATORY REPURCHASE OFFER".....................................     4.17(a)
 "MANDATORY REPURCHASE OFFERED PRICE".............................     4.17(b)
 "MANDATORY REPURCHASE OFFER PERIOD"..............................     4.17(b)
 "MANDATORY REPURCHASE TRIGGER DATE"..............................     4.17(a)
 "NET PROCEEDS DEFICIENCY"........................................   4.16(c)(ii)
 "NET PROCEEDS OFFEr".............................................   4.16(c)(i)
 "NET PROCEEDS OFFER PERIOD"......................................  4.16(c)(iii)
 "NET PROCEEDS PURCHASE DATE".....................................  4.16(c)(iii)
 "NEW TRANSACTIONS"...............................................      4.10
 "NOTICE OF DEFAULT"..............................................     6.01(a)
 "OFFERED PRICE"..................................................   4.16(c)(ii)
 "OFFSHORE CERTIFICATED NOTE".....................................     2.01(a)
 "PAYING AGENT"...................................................      2.03
 "PAYMENT AMOUNT".................................................   4.16(c)(i)
 "QTI"............................................................      4.10
 "QTV"............................................................      4.10
 "REGULATION S GLOBAL NOTE".......................................     2.02(a)
 "REGULATION S NOTES".............................................     2.01(a)
 "RESTRICTED GLOBAL NOTE".........................................     2.01(a)
 "REGISTRAR"......................................................      2.03
 "REPURCHASE DEFICIENCY"..........................................     4.17(b)
 "RULE 144A NOTES"................................................     2.01(a)
 "SECURITIES ACT LEGEND"..........................................     2.01(a)
 "SUBSIDIARY GUARANTEE"...........................................    10.01(a)
 "SUCCESSOR"......................................................   5.01(a)(ii)
 "TRUSTEE EXPENSES"...............................................      6.08


         SECTION 1.03.  INCORPORATION BY REFERENCE OF TIA.

         Whenever this Indenture refers to a provision of the TIA, the portion of the provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by the Commission in a rule under the TIA have the meanings so assigned to them therein.

         SECTION 1.04.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires: (1) a term has the meaning assigned to it in this Indenture; (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP; (3) "or" is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) provisions apply to successive events and transactions; and (6) any reference to a Section or Article refers to such Section or Article of this Indenture.

                                   ARTICLE II

                                    THE NOTES

         SECTION 2.01.  FORM AND DATING.

         (a) The Notes and the certificate of authentication of the Trustee or an authenticating agent appointed on its behalf pursuant to Section 2.02 shall be substantially in the form of Exhibit A hereto, bearing such legends as are required pursuant to this Section 2.01. The Notes may have notations, legends or endorsements required by this Indenture, law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 principal amount and integral multiples thereof.

         The Old Notes and the New Notes shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any Old Notes that remain outstanding after the Exchange Offer will be aggregated with the New Notes, and the Holders of such Old Notes and the New Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Old Notes and the New Notes then outstanding.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Old Notes offered and sold to QIBs in reliance on Rule 144A ("RULE 144A NOTES") shall be issued initially in the form of one or more Global Notes in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A hereto, bearing such legends as are required pursuant to this Section 2.01 (the "RESTRICTED GLOBAL NOTES"), will be deposited on the Issue Date with, or on behalf of, the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "GLOBAL NOTE HOLDER"), duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         Old Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S NOTES") will be issued initially in the form of one or more Global Notes in definitive fully registered form, without interest coupons, substantially in the form of Exhibit A hereto, bearing such legends as are required pursuant to this Section 2.01(the "REGULATION S GLOBAL NOTES") and will be deposited on the Issue Date with the Trustee as custodian for, and registered in the name of Cede & Co., as nominee of the Depositary for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR"), and Cedel Bank, societe anonyme ("CEDEL BANK"). The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the nominee of the Depositary for the Regulation S Global Notes, for the accounts of Euroclear and Cedel Bank, as hereinafter provided.

         Any Person having a beneficial interest in the Global Notes may, upon request to the Trustee, exchange such beneficial interest for Notes in definitive form (each a "CERTIFICATED NOTE"). Certificated Notes issued in exchange for interests in any Regulation S Global Note are sometimes referred to as the "OFFSHORE CERTIFICATED NOTES." Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such Persons or Persons (or the nominee of any thereof). Such Notes will be issued in fully registered form and will be subject to transfer restrictions. In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes, then, upon surrender by the relevant Global Note Holder of its Global Note in accordance with Section 2.07(e), Notes in such form will be issued to each Person that such Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

         Except as otherwise provided in Section 2.08(e), each Restricted Global Note, each Regulation S Global Note and each Certificated Note shall bear the legend (the "SECURITIES ACT LEGEND") set forth below on the face thereof:

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY
         (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE

         SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
         SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE."

         (b) Each Global Note, whether or not a New Note, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.06, 2.07 AND 2.08 OF THE INDENTURE.

         SECTION 2.02.  EXECUTION AND AUTHENTICATION; AUTHENTICATION AGENT.

         The President, any Vice President, the Treasurer or any Assistant Treasurer of the Company shall sign each Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee, and the Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any of its Affiliates. If an appointment of an authenticating agent is made pursuant to this Section 2.02, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication substantially in the form set forth in Exhibit A.

         The Trustee shall, upon receipt of a written order signed by an Officer of the Company, authenticate (i) Old Notes for issuance on the Issue Date in the aggregate principal amount of $200,000,000 and (ii) New Notes for issuance only in exchange for a like principal amount of Old Notes. Notwithstanding anything to the contrary contained in this Indenture, the Notes or otherwise, the aggregate principal amount of outstanding Notes may not exceed $200,000,000 at any time, except as provided in Section 2.10.

         SECTION 2.03.  REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency (the "REGISTRAR") where Notes may be presented for registration of transfer or for exchange (subject to Sections 2.06, 2.07 and 2.08) and an office or agency within The City and State of New York (the "PAYING AGENT") where Notes may be presented for payment and an office or agency where notices to or upon the Company in respect of the Notes or this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company initially appoints the Trustee as Registrar (subject to Section 2.06), Paying Agent and agent for service of notices and demands in connection with the Notes. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, subject to Section 2.06, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

         SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for the redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest including Liquidated Damages, if any, on the Notes, and will notify the Trustee of any default by the Company in providing the Paying Agent with sufficient funds to redeem or purchase Notes or make any payment on the Notes as and to the extent required to be redeemed, purchased or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee and account for any funds disbursed. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Affiliates) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit all money it holds as Paying Agent.

         SECTION 2.05.  HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and the Company shall otherwise comply with section 312(a) of the TIA.

         SECTION 2.06.  TRANSFER AND EXCHANGE.

         (a) The Company appoints the Trustee as transfer and exchange agent for the purpose of any transfer or exchange of the Notes.

         (b) Without the prior consent of the Company, neither the Trustee nor the Registrar shall be required (i) to register the transfer of or exchange any Note selected for redemption, (ii) to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption ending on the date of such mailing, (iii) to register the transfer or exchange of a Note between a Record Date and the next succeeding Interest Payment Date.

         (c) No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Registrar may require a Holder to furnish appropriate endorsements and transfer documents and payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.12,
3.06 or 9.05, which the Company shall pay).

         (d) Prior to due presentment for registration of transfer of any Note to the Trustee, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on such Note made by anyone other than the Company, the Registrar, or any co-Registrar) for the purpose of receiving payment of principal of, premium, if any, interest and Liquidated Damages, if any, on such Note and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.

         (e) A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, be deemed to agree that transfers of beneficial interests in such Global Note may be effected through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Old Notes for New Notes), the Registrar or co-Registrar, as relevant, shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met; PROVIDED, HOWEVER, that no exchanges of Old Notes for New Notes shall occur except pursuant to the Exchange Offer or otherwise pursuant to a Registration of Notes; AND PROVIDED, FURTHER that any Old Notes that are so exchanged for New Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's written request.

         All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         SECTION 2.07.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

         (a) The Restricted Global Notes and Regulation S Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.01.

         Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Restricted Global Note or Regulation S Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Restricted Global Note or Regulation S Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of a Restricted Global Note or Regulation S Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Restricted Global Note or Regulation S Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08.

         (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         (d) In connection with any exchange of a portion of the beneficial interests in the Global Notes for Certificated Notes by the beneficial owners pursuant to Section 2.01(a), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Notes in an amount equal to the principal amount of the beneficial interest in the Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Certificated Notes of like tenor and amount.

         (e) In connection with the transfer of all of the Restricted Global Notes or Regulation S Global Notes to beneficial owners pursuant to Section 2.01(a), the Restricted Global Notes or Regulation S Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the relevant Global Note Holder and the Depositary in exchange for its beneficial interest in the Restricted

Global Notes or Regulation S Global Notes, as the case may be, an equal aggregate principal amount of Certificated Notes or Offshore Certificated Notes, as the case may be, of authorized denominations.

         (f) Any Certificated Notes delivered in exchange for an interest in a Restricted Global Note pursuant to Section 2.01(a) or paragraph (d) of this Section shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Certificated Notes set forth in Section 2.01(a).

         (g) Any Offshore Certificated Note delivered in exchange for an interest in a Regulation S Global Note pursuant to Section 2.01(a) or paragraph
(d) of this Section shall, except as otherwise provided by paragraph (e) of
Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Certificated Note set forth in Section 2.01(a).

         (h) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.08.  SPECIAL TRANSFER PROVISIONS.

         Unless and until a Note is exchanged for a New Note in connection with an effective Registration pursuant to the Registration Rights Agreement or the
Note is no longer required by Section 2.08(e) to bear a Securities Act Legend, the following provisions shall apply:

         (a) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Certificated Note or an interest in a Restricted Global Note to a QIB (excluding Non-U.S. Persons):

                  (i) If the Note to be transferred consists of (x) Certificated Notes, the Registrar shall register the transfer, if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representation in order to claim the exemption from registration provided for by Rule 144A or (y) an interest in the Restricted Global Note, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

                  (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Notes in an amount equal to the principal amount of the Certificated Notes to be transferred and the Trustee shall cancel the Certificated Notes so transferred.

         (b) TRANSFERS OF INTERESTS IN THE REGULATION S GLOBAL NOTES OR OFFSHORE CERTIFICATED NOTES TO U.S. PERSONS. The following provisions shall apply with respect to any transfer of interests in any Regulation S Global Note or Offshore Certificated Notes to U.S. Persons:

                  (i) prior to the removal of the Securities Act Legend from any Regulation S Global Note or Offshore Certificated Notes in accordance with Section 2.01(e), the Registrar shall refuse to register such transfer; and

                  (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

         (c) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

                  (i) Prior to the first anniversary of the Issue Date, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit B hereto from the proposed transferor.

                  (ii) On and after the first anniversary of the Issue Date, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a Certificated Note or an interest in the Global Note, upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor.

                  (iii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in a Restricted Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph
         (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Notes in an amount equal to the principal amount of the beneficial interest in the Restricted Global Notes to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Notes in an amount equal to the principal amount of the Certificated Notes or the Restricted Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes, if any, so transferred or decrease the amount of the Restricted Global Notes, as the case may be.

         (d) SECURITIES ACT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Securities Act Legend, the Registrar shall deliver Notes that do not bear the Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Securities Act Legend, the Registrar shall deliver only Notes that bear the Securities Act Legend unless (i) the Note being delivered is a New Note issued in the Exchange Offer pursuant to the Exchange Offer Registration Statement or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (e) GENERAL. By its acceptance of any Note bearing the Securities Act Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Securities Act Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; PROVIDED that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         SECTION 2.09.  REPLACEMENT NOTES.

         Holders shall surrender mutilated Notes to the Trustee. If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate, upon receipt of a written order signed by two Officers of the Company, a replacement Note if the Trustee's requirements are met, and each such replacement Note shall be an additional obligation of the Company. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient, in the reasonable judgment of the Trustee and the Company, to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its reasonable expenses in replacing a Note.

         SECTION 2.10.  OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes the Trustee has authenticated except for those it has cancelled, those delivered to it for cancellation, and those described in this Section 2.10 as not outstanding. If a
Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a protected purchaser holds the replaced Note. If the entire principal of, premium, if any, and accrued interest and Liquidated Damages, if any, on any Note is considered paid under
Section 2.04, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.11, a Note does not cease to be outstanding because the Company or any Affiliate of the Company holds such Note.

         SECTION 2.11.  TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though they are not outstanding; PROVIDED, HOWEVER, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company or any Affiliate of the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or any Affiliate of the Company until legal title to such Notes passes to the Company or such Affiliate, as the case may be.

         SECTION 2.12.  TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee on its behalf shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee on its behalf, upon receipt of a written order signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

         SECTION 2.13.  CANCELLATION.

         Holders shall surrender Notes for cancellation to the Trustee. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-Registrar, the Paying Agent, the Company and its Subsidiaries shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall return all cancelled Notes to the Company. The Company may not issue new Notes to replace any Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or any Affiliate of the

Company acquires any Notes (other than by redemption pursuant to Section 3.07 or an Offer pursuant to Section 4.15 or 4.16), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

         SECTION 2.14.  DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and Section 4.01. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, at the request of the Company, the Trustee in the name of, and at the expense of, the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

         SECTION 2.15.  RECORD DATE.

         The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in section 316(c) of the TIA.

         SECTION 2.16.  CUSIP AND CINS NUMBERS.

         A "CUSIP" or "CINS" number will be printed on the Notes and the Trustee shall use CUSIP or CINS numbers, as the case may be, in notices of redemption, purchase or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP or CINS number, as the case may be.

                                   ARTICLE III

                       REDEMPTIONS AND OFFERS TO PURCHASE

         SECTION 3.01.  NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 45 but not more than 60 days before the redemption date (or such shorter time as may be satisfactory to the Trustee),
(x) an Officers' Certificate stating (i) that the Company has elected to redeem Notes pursuant to Section 3.07(a) or (b), as the case may be, (ii) the date the notice of redemption is to be mailed to Holders, (iii) the redemption date, (iv) the aggregate principal amount of Notes to be redeemed, (v) the redemption price for such Notes and, (vi) the amount, if any, of accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the redemption date and (y) in the case of any redemption pursuant to Section 3.07(b), an Opinion of Counsel that the Company is entitled to redeem the Notes. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of the Notes held by, each Holder.

         If the Company is required to offer to purchase Notes pursuant to
Section 4.15, 4.16 or 4.17, it shall furnish to the Trustee, at least two Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth (i) that the Offer is being made pursuant to
Section 4.15, 4.16 or 4.17, as the case may be, (ii) the proposed Purchase Date,
(iii) the maximum principal amount of Notes the Company is offering to purchase pursuant to the Offer, (iv) the purchase price for such Notes and (v) the amount, if any, of accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the proposed Purchase Date.

         The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

         SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

         If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select the outstanding Notes to be redeemed or accepted for payment on a PRO RATA basis, by lot or by any other method that the Trustee deems fair and appropriate. If the Company elects to mail notice of a redemption to Holders, the Trustee shall at least 15 days prior to the date notice of redemption is to be mailed (i) select the Notes to be redeemed from Notes outstanding not previously called for redemption in the manner specified by the Trustee and (ii) notify the Company of the names of each Holder of Notes selected for redemption, the principal amount of Notes held by each such Holder and the principal amount of such Holder's Notes that are to be redeemed. If less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select on or prior to the Purchase Date for such Offer the Notes to be accepted for payment. The Trustee shall select for redemption or purchase Notes or portions of Notes in principal amounts at maturity of $1,000 or integral multiples thereof; except that if all of the Notes of a Holder are selected for redemption or purchase, the aggregate principal amount of the Notes held by such Holder, even if not an integral multiple of $1,000, may be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or tendered pursuant to an Offer also apply to portions of Notes called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption or selected for purchase.

         SECTION 3.03.  NOTICE OF REDEMPTION.

         (a) At least 30 days but not more than 60 days before any redemption date the Company shall mail by first class mail a notice of redemption to the Holders and the Trustee. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof to be redeemed, including CUSIP or CINS numbers, and shall state: (1) the redemption date; (2) the redemption price for the Notes and the amount, if any, of unpaid and accrued interest on such Notes as of the redemption date and the premium, if any, and Liquidated Damages, if any, on the Notes as of the redemption date; (3) the section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent; (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the date of redemption; (7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrete or accrue, as the case may be, on, and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP or CINS number (as applicable) listed in such notice and printed on the Notes. If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

         (b) At the request of the Company, the Trustee shall (at the Company's expense and in the Company's name) give the notice of any redemption to Holders; PROVIDED, HOWEVER, that the Company shall deliver to the Trustee, at least 45 days prior to the date of redemption and at least 15 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount, if any, of accrued and unpaid interest and Liquidated Damages, if any, thereon as of the date of redemption. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; PROVIDED, FURTHER that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.03(b) if such later date is acceptable to the Trustee.

         SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.

         SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

         (a) Prior to 10:00 a.m., New York City time, on any redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of, and the amount, if any, of accrued interest and unpaid interest and Liquidated Damages, if any, on all Notes to be redeemed in immediately available funds as of the date of redemption. After any redemption date, the Paying Agent shall promptly return to the Company any money that the Company deposited with the Paying Agent in excess of the amounts necessary to pay the redemption price of, and any accrued interest and Liquidated Damages, if any, on all Notes to be redeemed.

         (b) If the Company complies with the preceding paragraph, interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on an Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on the related Record Date, but, in all other circumstances, such interest shall be paid to the Holder of such Note. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and unpaid interest and Liquidated Damages, if any, which has accrued to the redemption date, from the redemption date until such amounts are paid, at the rate of interest provided in the Notes and Section 4.01.

         SECTION 3.06.  NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate, upon receipt of a written order signed by two Officers of the Company, for the Holder at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.07.  REDEMPTION PROVISIONS.

         (a) The Notes will not be redeemable, either in whole or in part, at the Company's option prior to June 1, 2003, except as described below in subsection (b) with the proceeds of an Public Equity Offering. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice to the Holders and the Trustee, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on June 1 of the applicable year indicated below:

                  YEAR                                           PERCENTAGE
                  ----                                           ----------
                  2003......................................     104.938%
                  2004......................................     103.292%
                  2005......................................     101.646%
                  2006 and thereafter.......................     100.000%

         (b) In addition to the Company's right to redeem the Notes as set forth in subsection (a) above, from time to time prior to June 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding on the Issue Date at a redemption price of 109.875% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that (i) at least 65% of the principal amount of the Notes originally issued remains outstanding immediately after any such redemption and (ii) the Company effects such redemption within 60 days after the Public Equity Offering closes.

         SECTION 3.08.  MANDATORY OFFERS.

         (a) Within 30 days after any Change of Control Trigger Date, any Asset Sale Trigger Date or the Mandatory Repurchase Trigger Date, the Company shall mail to the Trustee (who shall mail to each Holder at the Company's expense) a notice stating: (1) that an Offer to repurchase Notes is being made pursuant to
Section 4.15, 4.16 or 4.17, as the case may be, and describing the transaction or transactions that constitute the Change of Control, Asset Sale or failure to expend the net proceeds of the offering of the Notes made pursuant to the Offering Memorandum, as the case may be, and the length of time the Offer shall remain open and the maximum aggregate principal amount of Notes that the Company is offering to purchase pursuant to such Offer; (2) the purchase price for the Notes (as set forth in Section 4.15, 4.16 or 4.17, as the case may be), the amount (if any) of accrued and unpaid interest on such Notes as of the Purchase Date, and the Purchase Date; (3) that any Note not accepted for payment will continue to accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer will cease to accrue interest after the relevant Purchase Date; (5) that Holders may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a principal amount of $1,000 or an integral multiple thereof; (6) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with the form therein entitled "Option of Holder to Elect Purchase" completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days prior to the Purchase Date; (7) that Holders will be entitled to withdraw their election to tender Notes if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the last day of the relevant Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased; and (8) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; PROVIDED that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

         (b) On the Purchase Date for any Offer, the Company will (i) to the extent lawful, (x) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof properly tendered pursuant to such Offer, (y) in the case of an Offer resulting from one or more Asset Sales accept for payment, on a PRO RATA basis to the extent necessary, the Payment Amount of Notes or portions thereof pursuant to the Net Proceeds Offer or if less than the Payment Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of Sections 3.08 and 4.16, or (z) in the case of a Mandatory Repurchase Offer accept for payment, on a PRO RATA basis to the extent necessary, the Unutilized Proceeds Amount of Notes or portions thereof pursuant to the Mandatory Repurchase Offer or if less than the Unutilized Proceeds Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of Sections 3.08 and 4.17,
(ii) deposit with the Paying Agent in immediately available funds the aggregate purchase price of all Notes or portions thereof accepted for payment any accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the Purchase Date, and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate setting forth the name of each Holder that tendered Notes and the principal amount of the Notes, as the case may be, or portions thereof tendered by each such Holder.

         (c) With respect to any Offer, (i) if less than all of the Notes tendered pursuant to an Offer are to be accepted for payment by the Company for any reason, the Trustee shall select on or prior to the Purchase Date the Notes or portions thereof to be accepted for payment pursuant to Section 3.02, and
(ii) if the Company deposits with the Paying Agent on the Purchase Date an amount sufficient to purchase all Notes accepted for payment, interest shall cease to accrue on such Notes on the Purchase Date; PROVIDED, HOWEVER, that if the Company fails to deposit an amount sufficient to purchase all Notes accepted for payment, the deposited funds shall be used to purchase on a PRO RATA basis all Notes accepted for payment and interest shall continue to accrue, as the case may be, on all Notes not purchased.

         (d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the Change of Control Purchase Price, Offered Price or Mandatory Repurchase Offered Price, as the case may be, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Company shall issue and the Trustee shall authenticate, upon receipt of a written order signed by two Officers of the Company, and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

         (e) The Company will (i) announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

         (f) If any of this Section 3.08, Section 4.15, Section 4.16 or Section
4.17 conflict with duties imposed upon the Company or the Subsidiary Guarantors by virtue of any applicable United States securities laws or regulations, the Company or such Subsidiary Guarantor, as the case may be, shall comply with such securities laws or regulations and will not be deemed to have breached its obligations under this Indenture.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.01.  PAYMENT OF NOTES.

         The Company shall pay the principal of, and premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Holders must surrender their Notes to the Paying Agent to collect principal payments. The Notes will be payable as to principal, premium, if any, and interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, by wire transfer of immediately available funds or, in the case of Certificated Notes or Offshore Certificated Notes only, by mailing a check to the registered address of the Holder.

         Principal, premium or interest and Liquidated Damages, if any, shall be considered paid on the date due if, by 10:00 a.m., New York City time, on such date, the Company has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium or interest and Liquidated Damages, if any. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money that exceeds the amount then due and payable on the Notes.

         SECTION 4.02.  REPORTS.

         Following the earlier of the effective date of the Exchange Offer Registration Statement and the effective date of the Shelf Registration Statement (if any), whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission, to the extent such filings are accepted by the Commission, all quarterly and annual reports and other information, documents and reports that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company will also (i) file with the Trustee (with exhibits), and provide to each Holder (without exhibits), without cost to that Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the

Company were subject to Section 13 or 15(d) of the Exchange Act and (ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder promptly on its written request. For so long as any Notes remain outstanding, the Company will also furnish to the Holders and beneficial holders of Notes and to prospective purchasers of Notes designated by the Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) and to broker-dealers, on their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         SECTION 4.03.  COMPLIANCE CERTIFICATE.

         The Company and each Subsidiary Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 1998, an Officers' Certificate stating that
(i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year without regard to any grace period has been made to determine whether the Company and each Subsidiary Guarantor has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Notes, (ii) such review was supervised by the Officers of the Company and each Subsidiary Guarantor signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (a) the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company and each Subsidiary Guarantor has taken or proposes to take with respect thereto), and
(b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest or Liquidated Damages, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company and each Subsidiary Guarantor is taking or proposes to take with respect thereto.

         The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         SECTION 4.04.  STAY, EXTENSION AND USURY LAWS.

         Each of the Company and the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of their obligations under this Indenture and Notes; and each of the Company and the Subsidiary Guarantors (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.05.  LIMITATION ON RESTRICTED PAYMENTS.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

                  (i) no Default or Event of Default has occurred and is continuing;

                  (ii) the Company would be permitted to incur at least $1.00 of additional Indebtedness not constituting Permitted Indebtedness under
         Section 4.07; and

                  (iii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date does not exceed the sum (without duplication) of the following:
         (A) 50% of (x) the Company's Consolidated Net Income (taken as one accounting period) less (y) Permitted Income Tax Distributions, in each case accrued on a cumulative basis during the period beginning on January 1, 1998 and ending on the last day of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income less Permitted Tax Distributions shall be a deficit, minus 100% of such aggregate deficit) plus (B) the aggregate net cash proceeds received by the Company after the Issue Date from the issuance and sale (other than to a Subsidiary of the Company) of (1) shares of the Company's Capital Stock other than Disqualified Capital Stock or (2) debt securities of the Company that have been converted into the Company's Capital Stock that is not Disqualified Capital Stock (and is not then held by a Subsidiary of the Company), plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash proceeds of the sale, liquidation or repayment received by the Company or a Restricted Subsidiary net of the fees and expenses actually incurred in connection with such sale, liquidation or repayment plus (D) the amount of Restricted Investment outstanding in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company in accordance with the definition of "Unrestricted Subsidiary".

         The foregoing provisions will not prohibit: (1) the payment of any dividend by the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Capital Stock of the Company (other than any

Disqualified Capital Stock); (3) the defeasance, redemption, repurchase or other retirement of Subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of (a) Subordinated Indebtedness so long as the new Subordinated Indebtedness has (i) a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of the Subordinated Indebtedness being defeased, redeemed, repurchased or otherwise retired and (ii) terms of subordination no less favorable to the Holders of the Notes than those applicable to the Subordinated Indebtedness being defeased, redeemed, repurchased or otherwise retired or (b) Capital Stock of the Company (other than to any Restricted Subsidiary); (4) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock held by any member of the Company's management pursuant to any management equity subscription agreement, employment agreement, stock option agreement or other compensation agreement in an amount not to exceed $500,000 in the aggregate in any fiscal year of the Company; (5) Restricted Investments the amount of which, together with the amount of all other Restricted Investments made pursuant to this clause (5) after the Issue Date, does not exceed $5.0 million; PROVIDED that, in the case of this clause (5), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein; (6) any Restricted Investment made with the net cash proceeds received by the Company after the Issue Date from a Public Equity Offering; PROVIDED that no Default or Event of Default has occurred or is continuing at the time of such payment; or (7) amounts paid in respect of a Permitted Income Tax Distribution.

         The Restricted Payment permitted pursuant to clauses (1), (2), (3), (4) and (6) of the immediately preceding paragraph shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the second preceding paragraph with respect to any subsequent Restricted Payments.

         Not later than ten (10) Business Days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted by and complies with this Indenture and setting forth in reasonable detail the basis upon which the calculations required by this Section 4.05 were computed, which calculations shall be based upon the Company's latest available consolidated financial statements.

         SECTION 4.06.  CORPORATE EXISTENCE.

         Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of its Restricted Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

         SECTION 4.07. LIMITATIONS ON ADDITIONAL INDEBTEDNESS AND DISQUALIFIED
                       CAPITAL STOCK.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (a) incur any Indebtedness (including, without limitation, Acquired Indebtedness), or (b) issue any Disqualified Capital Stock; PROVIDED that, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness and may incur other Indebtedness or issue Disqualified Capital Stock, if after giving effect thereto, the Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.75 to 1.0.

         SECTION 4.08. LIMITATION ON THE ISSUANCE OF CAPITAL STOCK OF RESTRICTED
                       SUBSIDIARIES.

         The Company will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Restricted Subsidiary, (ii) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary in compliance with the other provisions of this Indenture or (iii) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary. The proceeds of any sale of Capital Stock permitted hereunder and referred to in clauses (ii) and (iii) above will be treated as Net Available Proceeds and must be applied in a manner consistent with the provisions of Section 4.16.

         SECTION 4.09.  LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES.

         The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

         SECTION 4.10.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any of Restricted Subsidiary to, enter into, renew or extend any contract, agreement, transaction or arrangement with or for the benefit of an Affiliate of the Company (including, without limitation the sale, purchase or lease of assets, property or services from or to any Affiliate of the Company) (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a Board Resolution adopted by a vote of a majority of the Independent Directors approving such Affiliate Transaction or, if at the time there are no Independent Directors then in office, an Officers' Certificate executed by the Chief Financial Officer, Chief Operating Officer or the General Counsel of the Company and (b) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments of $5.0 million or more, the certificates or documentation described in the preceding clause (a) and an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor; PROVIDED, HOWEVER, that the following shall not be deemed to be Affiliate Transactions:
(i) transactions exclusively between or among (1) the Company and one or more Wholly-Owned Restricted Subsidiaries or (2) Wholly-Owned Restricted Subsidiaries; (ii) transactions between the Company or any Restricted Subsidiary and any qualified employee stock ownership plan established for the benefit of the Company's employees, or the establishment or maintenance of any such plan;
(iii) reasonable director, officer and employee compensation and other benefits, and indemnification arrangements existing on the Issue Date, and with respect to any material modification of such arrangements after the Issue Date, as approved by a majority of the Independent Directors or in the event there are no Independent Directors, as certified by the Chief Financial Officer, the Chief Operating Officer or the General Counsel of the Company pursuant to an Officers' Certificate; (iv) transactions permitted under Section 4.05; (v) the existing relationships and transactions between the Company and its Restricted Subsidiaries, on one hand, and QTV, Ltd. ("QTV"), and Quiet Technologies, Inc., ("QTI"), on the other hand, including but not limited to, the purchase of hushkits and the funding by the Company or its Restricted Subsidiaries of the research and development costs of QTV and QTI in connection with hushkit development projects or any new relationships or transactions (other than continuations, including future hushkit purchases and research and development funding, of such existing relationships or transactions) between the Company and its Restricted Subsidiaries, on the one hand, and QTV, and QTI, on the other hand ("NEW TRANSACTIONS"), so long as the total amount paid by the Company and any Restricted Subsidiary of the Company with respect to such New Transactions does not exceed the fair market value of the services and equipment delivered in connection therewith as determined by a majority of the Independent Directors, or in the event there are no Independent Directors, as certified by the Chief Financial Officer, the Chief Operating Officer or the General Counsel of the Company pursuant to an Officers' Certificate; PROVIDED, HOWEVER, with respect to New Transactions between the Company and QTV, or QTI, such determination shall only be made on an annual basis on the anniversary date of this Indenture.

         SECTION 4.11.  LIMITATIONS ON LIENS.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur assume, affirm or suffer to exist or become effective any Lien of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including

Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or upon any income or profits therefrom, except Permitted Liens, unless prior thereto or simultaneously therewith, the Notes or the Subsidiary Guarantee, as the case may be, are equally and ratably secured, or effective provision is made to secure the Notes with (or if such Lien secures Subordinated Indebtedness, prior to) the Indebtedness secured by that Lien.

         SECTION 4.12.  TAXES.

         The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies the failure of which to pay could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries taken as a whole, except for those taxes contested in good faith by appropriate proceedings.

         SECTION 4.13. LIMITATIONS ON RESTRICTIONS ON DISTRIBUTIONS FROM
                       RESTRICTED SUBSIDIARIES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Restricted Subsidiaries, except for (a) any such Payment Restriction under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to this Indenture in effect at the time of such incurrence and not created in contemplation of such event, PROVIDED that such Payment Restriction is not extended to apply to any of the assets of the entities not previously subject thereto; (b) any such Payment Restriction arising in connection with Existing Indebtedness (provided such Payment Restrictions are no more restrictive than those existing on the Issue Date) and Refinancing Indebtedness, PROVIDED that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced; (c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired; (d) the entering into of a contract for the sale or other disposition of assets, directly or indirectly, so long as such restrictions do not extend to assets that are not subject to such sale or other disposition; (e) the terms of any agreement evidencing any Indebtedness of Restricted Subsidiaries that was permitted by this Indenture to be incurred that only restrict the transfer of the assets purchased with the proceeds of such Indebtedness; (f) customary restrictions imposed on the transfer of copyrighted or patented materials; (g) the terms of any merger agreement, stock purchase agreement, asset sale agreement or similar agreement that limit the transfer of properties and assets pending consummation of the subject transaction; (h) Permitted Liens which are customary limitations on the transfer of collateral; and (i) any such Payment Restriction existing or by reason of applicable law or customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and other agreements entered into in the ordinary course of business.

         SECTION 4.14.  LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale/Leaseback transaction unless (i) the Company would be permitted to incur Indebtedness not constituting Permitted Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio test under Section
4.07 in an amount equal to the Attributable Indebtedness arising from the Sale/Leaseback Transaction, (ii) the Company or the Restricted Subsidiary receives proceeds from the Sale/Leaseback Transaction at least equal to the fair market value of the property or assets subject thereto (as determined in good faith by the Board of Directors, whose determination in good faith and evidenced by a Board Resolution will be conclusive), (iii) the Company applies an amount in cash equal to the Net Available Proceeds of the Sale/Leaseback Transaction in accordance with the provisions of Section 4.16 as if the Sale/Leaseback Transaction were an Asset Sale and (iv) the Sale/Leaseback Transaction would not result in a violation of Section 4.11.

         SECTION 4.15.  CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control (the "CHANGE OF CONTROL TRIGGER DATE"), each Holder of Notes may require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below at an offer price in cash equal to 101% of the aggregate principal amount of the Notes thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (the "CHANGE OF CONTROL PURCHASE PRICE").

         (b) Within 30 days following any Change of Control, the Company will mail to the Trustee (who shall mail to each Holder at the Company's expense) a notice (i) describing the transaction or transactions that constitute the Change of Control, (ii) offering to repurchase, pursuant to the procedures required by
Section 3.08 of this Indenture and described in such notice (a "CHANGE OF CONTROL OFFER"), on a date specified in such notice (which shall be a Business Day not earlier than 30 days or later than 60 days from the date notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such offer to purchase for the Change of Control Purchase Price and (iii) describing the procedures that Holders must follow to accept the Change of Control Offer.

         (c) The Change of Control Offer will remain open for a period of at least 20 Business Days following its commencement (or such longer period as is required by law)(the "CHANGE OF CONTROL OFFER PERIOD"). No later than five Business Days after the termination of the Change of Control Offer Period (the "CHANGE OF CONTROL PURCHASE DATE"), the Company will purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         (d) The Company's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

         (e) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with any offer to repurchase Notes pursuant to a Change of Control Offer.

         SECTION 4.16.  LIMITATIONS ON ASSET SALES.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets and properties sold or otherwise disposed of pursuant to such Asset Sale (as determined by the Board of Directors, whose determination in good faith will be conclusive and evidenced by a Board Resolution), (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of the Asset Sale consists of cash or Cash Equivalents and (iii) the Company delivers to the Trustee an Officers' Certificate certifying that the Asset Sale complies with clauses (i) and (ii) of this sentence. The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is expressly assumed by the transferee in an Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of that Indebtedness will be deemed to be cash for purposes of clause (ii) of the preceding sentence and will also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph. If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition will constitute an Asset Sale and the Net Available Proceeds therefrom shall be applied in accordance with this Section 4.16. A transfer of assets by the Company to a Wholly-Owned Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary will not constitute an Asset Sale, and a transfer of assets that constitutes a Restricted Investment and that is permitted under Section 4.05 will not constitute an Asset Sale.

         (b) If the Company or any Restricted Subsidiary consummates an Asset Sale, the Company or that Restricted Subsidiary, as the case may be, may either, no later than 270 days after such Asset Sale, (i) apply all or any of the Net Available Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary, PROVIDED, in each case, that the related loan commitment (if any) is thereby permanently reduced by the amount of the Indebtedness so repaid or (ii) invest all or any part of the Net Available Proceeds thereof in the purchase of properties or assets that replace the properties or assets that were the subject of the Asset Sale or in other properties or assets that are being, or will be, used in the business of the Company and its Restricted Subsidiaries or in a Related Business (together with any short-term assets incidental thereto). The amount of the Net Available Proceeds not applied or invested as provided in this paragraph will constitute "EXCESS PROCEEDS." Pending application of such Net Available Proceeds pursuant to this paragraph, the Company or such Restricted Subsidiary may invest such Net Available Proceeds in Cash Equivalents, or temporarily reduce amounts outstanding under any revolving credit facility of the Company or any Restricted Subsidiary.

         If substantially all (but not all) the property and assets of the Company and its Restricted Subsidiaries are transferred as an entirety to a Person in a transaction permitted under the covenant described under Section
5.01 and the Company or a Restricted Subsidiary received cash or Cash Equivalents in such transaction, then the successor entity will be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant and cash at least equal to the fair market value of the assets deemed to be sold must be applied in accordance with the preceding paragraph.

         (c) When the aggregate amount of Excess Proceeds equals or exceeds $5.0 million (each date, an "ASSET SALE TRIGGER DATE"), the Company will be required to make an offer to purchase, from all Holders of the Notes, an aggregate principal amount of Notes equal to the amount of such Excess Proceeds as follows:

                  (i) The Company will make an offer to purchase (a "NET PROCEEDS OFFER") from all Holders of the Notes, in accordance with the procedures set forth in Section 3.08, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of the amount (the "PAYMENT Amount") of such Excess Proceeds.

                  (ii) The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest and Liquidated Damages, if any, to the date such Net Proceeds Offer is consummated (the "OFFERED PRICE"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "NET PROCEEDS DEFICIENCY"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations in Section 4.05.

                  (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased). The Net Proceeds Offer shall remain open for a period of at least 20 Business Days following its commencement (the "NET PROCEEDS OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "NET PROCEEDS

         PURCHASE Date"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this covenant. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

                  (iv) Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

         The Company will not, and will not permit any Restricted Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to offer to repurchase Notes as described above.

         SECTION 4.17.  MANDATORY OFFER TO REPURCHASE.

         (a) In the event that on that date which is 18 months from the Issue Date of the Notes ("MANDATORY REPURCHASE TRIGGER DATE"), (1) the Unutilized Proceeds Amount is greater than $0 the Company shall, within five Business Days of such day, either (i) make an offer (the "MANDATORY REPURCHASE OFFER") to purchase Notes having an aggregate principal amount equal to the Unutilized Proceeds Amount at a purchase price of 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the purchase date as set forth in subsection (b) below or (ii) purchase Notes having an aggregate principal amount equal to the Unutilized Proceeds Amount in the open market and deliver such Notes to the Trustee for cancellation in accordance with Section 2.13.

         (b) If the Company has not, prior to the close of business on the fifth Business Day after the Mandatory Repurchase Trigger Date applied an amount equal to the Unutilized Proceeds Amount to purchase Notes in the open market and delivered such Notes to the Trustee for cancellation as described in clause (ii) of subsection (a) above, prior to the close of business on such Business Day the Company will be required to make an offer to purchase, from all Holders of the Notes, an aggregate principal amount of Notes equal to the Unutilized Proceeds Amount as follows:

                  (i) The Company will make a Mandatory Repurchase Offer from all Holders of the Notes, in accordance with the procedures set forth in Section 3.08, for Notes in an aggregate principal amount (expressed as a multiple of $1,000) equal to the Unutilized Proceeds Amount.

                  (ii) The offer price for the Notes will be payable in cash in an amount equal to 101% of the principal amount of the Notes tendered pursuant to the Mandatory Repurchase Offer, plus accrued and unpaid interest and Liquidated Damages, if any, to the date such Mandatory Repurchase Offer is consummated (the "MANDATORY

         REPURCHASE OFFERED PRICE"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Mandatory Repurchase Offered Price of Notes tendered pursuant to the Mandatory Repurchase Offer is less than the Unutilized Proceeds Amount (such shortfall constituting the "REPURCHASE DEFICIENCY"), the Company may use such Repurchase Deficiency for general corporate purposes, subject to the limitations in Section 4.05.

                  (iii) If the aggregate Mandatory Repurchase Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Unutilized Proceeds Amount, Notes to be purchased will be selected on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased). The Mandatory Repurchase Offer shall remain open for a period of at least 20 Business Days following its commencement (the "MANDATORY REPURCHASE OFFER PERIOD"). No later than five Business Days after the termination of the Mandatory Repurchase Offer Period (the "MANDATORY REPURCHASE DATE"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this Section. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that the Company is required to offer to repurchase Notes as described above.

         SECTION 4.18.  ADDITIONAL SUBSIDIARY GUARANTEES.

         If the Company or any Restricted Subsidiary acquires or creates another Subsidiary after the Issue Date, within 10 days after acquiring or creating such Subsidiary, the Company will cause each such Subsidiary to execute and deliver to the Trustee a supplement to this Indenture, substantially in the form of Exhibit C hereto, as a Subsidiary Guarantor, unless the Board of Directors has duly designated that Subsidiary as an Unrestricted Subsidiary in accordance with the definition of Unrestricted Subsidiary.

                                    ARTICLE V

                                   SUCCESSORS

         SECTION 5.01.  LIMITATIONS ON MERGERS AND CERTAIN OTHER TRANSACTIONS.

         The Company will not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and its Subsidiaries

(taken as a whole), or assign any of its obligations under the Notes and this Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (a) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR"), is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and this Indenture; (b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (c) except in the case of the consolidation or merger of the Company with or into a Restricted Subsidiary or any Restricted Subsidiary with or into the Company or another Restricted Subsidiary, or the Company or a Restricted Subsidiary with or into any other Person that has no other Indebtedness outstanding immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and
(2) the Company or the Successor, as the case may be, would be able to incur $1.00 of additional Indebtedness not constituting Permitted Indebtedness at such specified time pursuant to Section 4.07; and (d) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to the obligations of the Company or the Successor under the Notes and this Indenture. For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         SECTION 6.01.  EVENTS OF DEFAULT.

         (a) Each of the following constitutes an event of default (an "EVENT OF DEFAULT"):

                           (i) any default in the payment of the principal of or premium, if any, on any of the Notes, whether such payment is due at Stated Maturity or on redemption, repurchase pursuant to a Change of Control Offer, a Net Proceeds Offer, a Mandatory Repurchase Offer, acceleration or otherwise; or

                           (ii) any default in the payment of any installment of interest or Liquidated Damages, if any, on any Note, when due, and the continuance of that default for a period of 30 days; or

                           (iii) any default in the performance or breach by the Company or any Restricted Subsidiary of Article V or any failure of the Company to make or consummate either a Change of Control Offer, a Net Proceeds Offer, a Mandatory Repurchase Offer or the other repurchases contemplated under Section 4.17, (as described in Sections 4.15, 4.16 and 4.17, respectively); or

                           (iv) any failure of the Company or any Restricted Subsidiary to perform or observe any other term, covenant or agreement applicable to it and contained in the Notes, this Indenture (other than a default specified in clause (i), (ii) or (iii) above) or the Subsidiary Guarantees, as the case may be, for a period of 30 days after written notice of that failure is given (a) to the Company or the Restricted Subsidiary, as the case may be, by the Trustee or (b) to the Company or the Restricted Subsidiary, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

                           (v) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of any Indebtedness of the Company (other than the Notes) or any Restricted Subsidiary for money borrowed when due at final Stated Maturity, or any other default resulting in acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed, PROVIDED that the aggregate principal amount of such Indebtedness exceeds $5.0 million; or

                           (vi) one or more final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and require the direct payment by the Company in money (i.e., in excess of applicable insurance coverage), either individually or in an aggregate amount, in excess of $5.0 million are not paid, discharged or stayed for a period of 30 days; or

                           (vii) if under any Bankruptcy Law, (A) the Company, or any Restricted Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstayed and in effect for 60 days, that is for relief against the Company or any Restricted Subsidiary in an involuntary case, appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or orders the liquidation of the Company or any Restricted Subsidiary; or

                           (viii) except as permitted by this Indenture and the Notes, the cessation of the effectiveness of any Subsidiary Guarantee or the repudiation by any Subsidiary Guarantor (or by any Person acting on behalf of any Subsidiary Guarantor) of its obligations under its Subsidiary Guarantee.

         (b) Any notice of default delivered to the Company by the Trustee or by Holders of Notes with a copy to the Trustee must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."

         SECTION 6.02.  ACCELERATION.

         (a) If an Event of Default (other than an Event of Default under
Section 6.01(a)(vii)) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee may, and the Trustee on the request of the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding will declare the principal of and premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on all the Notes due and payable immediately, on which declaration all amounts payable in respect of the Notes will be immediately due and payable declare all amounts owing under the Notes to be due and payable immediately.

         (b) Notwithstanding anything to the contrary in this Indenture, if an Event of Default arises under Section 6.01(a)(vii), then the principal of and premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on all Notes will become due and payable without any declaration, notice or other act in the part of the Trustee or any Holder.

         (c) The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may rescind any declaration of acceleration of such Notes and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Defaults and Events of Default (other than the nonpayment of principal of, or premium, if any, or interest or Liquidated Damages, if any, on the Notes which shall have become due by such declaration) shall have been cured or waived and (iii) the Trustee has been paid all amounts due to it pursuant to Section 7.07; PROVIDED that no such rescission shall affect any subsequent or other Default or Event of Default or impair any right consequent thereon.

         SECTION 6.03.  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest and Liquidated Damages, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 6.04.  WAIVER OF PAST DEFAULTS.

         The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all Holders waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default (i) in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note or (ii) in respect of any provision that cannot be modified or amended without the consent of the Holder of each Note. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; PROVIDED that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         SECTION 6.05.  CONTROL BY MAJORITY OF HOLDERS.

         Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of Section 6.12 hereof unless directed to do so pursuant to this Section 6.05.

         SECTION 6.06.  LIMITATIONS ON SUITS BY HOLDERS.

         No Holder will have any right to institute any proceeding with respect to this Indenture or any remedy thereunder, unless (i) that Holder has given the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) the Trustee, within that 60-day period, has not received directions inconsistent with that written request by Holders of a majority in aggregate principal amount of the outstanding Notes. These limitations will not apply, however, to a suit instituted by any Holder to enforce the payment of the principal of and premium, if any, interest or Liquidated Damages, if any, on that Holder's Note on or after the respective due dates expressed in that Note or in the Registration Rights Agreement.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Notes may not enforce this Indenture or the Notes, except as provided herein.

         SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and premium, if any, and interest and Liquidated Damages, if any, on, a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

         SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any Subsidiary Guarantor or other obligor under the Notes) for (i) principal, premium, if any, interest, if any, and Liquidated Damages, if any, remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("TRUSTEE EXPENSES").

         SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses and for amounts due under Section 7.07) and the Holders allowed in any insolvency or liquidation proceeding or other judicial proceeding relative to the Company (or any Subsidiary Guarantor or other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such insolvency or liquidation proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee or any predecessor Trustee under Section 7.07; PROVIDED, HOWEVER, that the Trustee shall not be authorized to (i) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or (ii) vote in respect of the claim of any Holder in any such insolvency or liquidation proceeding or other judicial proceeding. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         SECTION 6.10.  PRIORITIES.

         If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

         FIRST: to the Trustee for all Trustee Expenses and for all amounts due under Section 7.07;

         SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest, Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, respectively; and

         THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders.

         SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

         SECTION 6.12.  WILLFUL DEFAULT.

         In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes under the provisions of Article III and under the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes. If an Event of Default occurs prior to June 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to June 1, 2003, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount equal to 10.0%.

         SECTION 6.13.  RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE

         SECTION 7.01.  DUTIES OF TRUSTEE.

         (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and
(ii) use the same degree of care and skill in exercising such rights and powers as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default: (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements (but need not confirm the mathematical accuracy thereof).

         (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this Section 7.01(c) does not limit the effect of
Section 7.01(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs (a), (b) and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers or to perform any duty under this Indenture at the request of any Holders, including, without limitation, the provisions of Section 6.05 hereof, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in complying with such request.

         (f) The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 7.02.  RIGHTS OF TRUSTEE.

         (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Indenture in good faith and in reliance on such advice or opinion.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Notes or by any Holder of the Notes.

         SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. The Trustee shall at all times comply with Section 310(b) of the TIA as in effect from time to time. Each Agent shall have the same rights as the Trustee under this Section 7.03.

         SECTION 7.04.  TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Subsidiary Guarantee; it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement or recital in this Indenture or any statement in the Notes or any other document executed in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         SECTION 7.05.  NOTICE TO HOLDERS OF DEFAULTS AND EVENTS OF DEFAULT.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders a notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal or interest or Liquidated Damages, if any, on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes that are tendered pursuant to an Offer and that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding such notice is in the Holders' interests.

         SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15 beginning with May 15, 1999, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with section 313(a) of the TIA (but if no event described in section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by section 313(c) of the TIA.

         Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

         SECTION 7.07.  COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation for its services hereunder as the parties shall agree to from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee and any predecessor Trustee for, from and against any and all losses, liabilities or expenses the Trustee Incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture (including any expenses Incurred in connection with the performance of its duties under Section 6.08), except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; PROVIDED, HOWEVER, that failure by the Trustee to provide the Company with any such notice shall not relieve the Company of any of its obligations under this Section 7.07 except to the extent that the Company has been prejudiced by such failure. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company's obligations under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. The Company need not reimburse any expense or indemnify against any loss or liability the Trustee Incurs through the Trustee's negligence or bad faith.

         To secure payment of the Company's obligations under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property the Trustee holds or collects, except that held in trust to pay principal of, and premium, if any, interest and Liquidated Damages, if any, on, particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee Incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law without any need to demonstrate substantial contribution under Bankruptcy Law.

         SECTION 7.08.  REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its property or (iv) the Trustee becomes incapable of performing the services of the Trustee hereunder.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee; PROVIDED that within one year after such appointment the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee, subject to its rights under Section 7.07 and PROVIDED that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities relating to the retiring Trustee's activities prior to being replaced.

         SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall give notice of its succession to the Company and the Holders of the Notes.

         SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

         The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of sections 310(a)(1), (2) and (5) and 310(b) of the TIA.

         SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent indicated therein.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

         SECTION 8.01.  DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

         (a) Subject to Sections 8.01(c) and 8.06, this Indenture shall cease to be of any further effect after (i) either the Company has delivered to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.09) for cancellation or all outstanding Notes have become due and payable and the Company has irrevocably deposited with the Trustee or a Paying Agent money and/or Government Securities in an amount sufficient (without reinvestment thereof) to pay when due all principal of, premium, if any, and interest and Liquidated Damages, if any, on, all outstanding Notes (other than Notes replaced pursuant to Section 2.09), and (ii) the Company pays all other sums payable under this Indenture.

         (b) Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate all its obligations under this Indenture and the Notes ("LEGAL DEFEASANCE"), or its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 5.01
("COVENANT DEFEASANCE"). The Company may exercise Legal Defeasance notwithstanding its prior exercise of Covenant Defeasance.

         If the Company exercises Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises Covenant Defeasance, payment of the

Notes may not be accelerated because of an Event of Default specified in 6.01(a)(iii), (iv), (v), (vi), (vii) or (viii).

         Upon satisfaction of the conditions set forth in Section 8.02 and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated. Upon discharge of the Company's obligations as a result of the exercise by the Company of its Covenant Defeasance the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and under this Indenture shall terminate.

         (c) Notwithstanding Sections 8.01(a) and (b), the Company's obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.04, 7.07, 7.08,
8.04, 8.05, and 8.06, and the obligations of the Trustee and the Paying Agent under Section 8.04 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations under Sections 7.07 and 8.05 and the obligations of the Company, Trustee and Paying Agent under Section 8.04 shall survive.

         SECTION 8.02.  CONDITIONS TO DEFEASANCE.

         The Company may exercise either Legal Defeasance or Covenant Defeasance only if:

                  (i) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, (x) in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or the date such payments are due in accordance with the terms of the Notes or on the applicable, redemption date, as the case may be, and (y) in the opinion of the Company as stated in an Officers' Certificate, to pay the Trustee Expenses. In addition, the Company specifies whether the Notes are being defeased to maturity or to a particular redemption date,

                  (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee (1) an Opinion of Counsel reasonably acceptable to the Trustee confirming that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, (2) an Opinion of Counsel to the effect that (x) the deposit of the trust funds does not violate the Investment Company Act of 1940 and (y) the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute,

                  (iii) in the case of Covenant Defeasance, the Company shall have delivered to the (1) Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner at the same times as would have been the case if such Covenant Defeasance had not occurred, (2) an Opinion of Counsel to the effect that (x) the deposit of the trust funds does not violate the Investment Company Act of 1940 and (y) the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute,

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit,

                  (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound,

                  (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others, and

                  (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

         SECTION 8.03.  APPLICATION OF TRUST MONEY.

         The Trustee or Paying Agent shall hold in trust money and/or Government Securities deposited with it pursuant to this Article VIII. The Trustee or Paying Agent shall apply the deposited money and the money from Government Securities in accordance with this Indenture to the payment of principal of, and premium, if any, interest or Liquidated Damages, if any, on, the Notes.

         SECTION 8.04.  REPAYMENT TO COMPANY.

         After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or Notes held by them.

         Any money deposited with the Trustee or a Paying Agent pursuant to this
Article VIII for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on, any Note that remains unclaimed for two years after becoming due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money shall cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (National Edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 8.05.  INDEMNITY FOR GOVERNMENT SECURITIES.

         The Company shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against cash and/or Government Securities deposited with it pursuant to this Article VIII or the principal and interest received on such cash and/or Government Securities.

         SECTION 8.06.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Notes and the Subsidiary Guarantors' Obligations under the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; PROVIDED, HOWEVER, that if the Company or any Subsidiary Guarantor has made any payment of principal of, or premium, if any, interest, or Liquidated Damages, if any, on, any Notes because of the reinstatement of its Obligations under this Indenture and the Notes or the Subsidiary Guarantees, the Company or such Subsidiary Guarantor, as the case may be, shall be subrogated to the Holders' rights to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

         SECTION 9.01. AMENDMENTS AND SUPPLEMENTS PERMITTED WITHOUT CONSENT OF HOLDERS.

         Notwithstanding Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of Certificated Notes; (iii) provide for the assumption of the obligations to the Holders of the Company or a Subsidiary Guarantor, as the case may be, in the event of a merger or consolidation; (iv) make any change that (1) would provide any additional rights or benefits to Holders or (2) does not adversely affect the legal rights under this Indenture of any Holder; (v) comply with Section 4.18 or Article X;
(vi) secure the Notes pursuant to the requirements of Section 4.11; or (vii) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

         SECTION 9.02.  AMENDMENTS AND SUPPLEMENTS REQUIRING CONSENT OF HOLDERS.

         (a) Except as otherwise provided in Sections 9.01, this Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes) with the consent of Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); PROVIDED that:

                  (i) no such modification or amendment may, without the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding, amend or modify the obligations of the Company under
         Section 4.15 (or the definitions related thereto) that could adversely affect the rights of any holder of the Notes; and

                  (ii) without the consent of each Holder affected, the Company and the Trustee may not: (w) extend the maturity of any Note; (x) affect the terms of any scheduled payment of interest on or principal of the Notes (including without limitation any redemption provisions);
         (y) take any action that would expressly subordinate in right of payment the Notes or the Subsidiary Guarantees to any other Indebtedness of the Company or any of Subsidiary Guarantors, respectively, or otherwise affect the ranking of the Notes or the Subsidiary Guarantees; or (z) reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to this Indenture.

         (b) It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

         SECTION 9.03.  COMPLIANCE WITH TIA.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

         SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

         (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment, supplement or waiver.

         (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         (c) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in clause (ii) of
Section 9.02(a), in which case the amendment, supplement or waiver shall only bind each Holder that consented to it and every subsequent holder of a Note that evidences the same debt as the consenting Holder's Note.

         SECTION 9.05.  NOTATION OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate New Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a New Note shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.06.  TRUSTEE PROTECTED.

         Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors of the Company authorizing the execution of any amended or supplemental indenture described in Section 9.02, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise. In signing such amended or supplemental indenture, the Trustee shall be entitled to receive and, subject to
Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel pursuant to Sections 11.04 and 11.05 as conclusive evidence that such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Subsidiary Guarantors in accordance with its terms.

                                    ARTICLE X

                               GUARANTEE OF NOTES

         SECTION 10.01.  UNCONDITIONAL GUARANTEE.

         (a) Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees, on a senior unsecured basis (each, a "SUBSIDIARY GUARANTEE"), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of, premium, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages, if any, and premium, if any, on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other Obligation of the Company to the

Holders under this Indenture or under the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. Any Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the Obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

         Each Subsidiary Guarantor hereby further agrees that its Obligations under this Indenture and the Notes shall, subject to Section 10.04, be unconditional, regardless of the validity, legality or enforceability of this Indenture or the Notes, the absence of any action to enforce this Indenture or the Notes, any waiver or consent by any Holder with respect to any provisions this Indenture or the Notes, any modification or amendment of, or supplement of, this Indenture or the Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance by the Company of such Obligations. If any Holder or the Trustee is required by any court or otherwise to return to the Company, such Subsidiary Guarantor or a Custodian of the Company or such Subsidiary Guarantor any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, its Subsidiary Guarantee shall, to the extent previously discharged as a result of any such payment, be immediately reinstated and be in full force and effect. Each Subsidiary Guarantor hereby acknowledges and agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Company's Obligations under this Indenture and the Notes may be accelerated as provided in Article VI for purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (y) in the event of any declaration of acceleration of the Company's Obligations under this Indenture and the Notes as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

         (b) Upon making any payment with respect to the Company hereunder, a Subsidiary Guarantor shall be subrogated to the rights of the payee against the Company with respect to such payment; PROVIDED that no Subsidiary Guarantor shall enforce any payment by way of subrogation or contribution until all Obligations of the Company under this Indenture have been paid in full.

         (c) Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a PRO RATA contribution from each other Subsidiary Guarantor, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

         SECTION 10.02.  TRUSTEE TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company, the term "Trustee" as used in this Article X shall (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article X in place of the Trustee.

         SECTION 10.03.  LIMITATIONS ON GUARANTEES.

         Notwithstanding anything to the contrary in this Article X, the aggregate amount of the Obligations guaranteed under this Indenture by each Subsidiary Guarantor shall be limited in amount to the lesser of (a) the maximum amount that would not render such Subsidiary Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of any applicable state law and (b) the maximum amount that would not render the Subsidiary Guarantee an improper corporate distribution by such Subsidiary Guarantor under applicable state law.

         SECTION 10.04. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, whether or not affiliated with such Subsidiary Guarantor, unless:

         (a) subject to the provisions of Section 10.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee in respect of the Notes, this Indenture and such Subsidiary Guarantor's Subsidiary Guarantee;

         (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (c) immediately after giving effect to such transaction, the Company would be able to incur $1.00 of additional Indebtedness that is not Permitted Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.07.

         Notwithstanding the foregoing, none of the Subsidiary Guarantors shall be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by Section 5.01 hereof.

         In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

         Except as set forth in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of any Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or any Subsidiary Guarantor.

         SECTION 10.05.  RELEASES OF SUBSIDIARY GUARANTORS.

         If no Default or Event of Default exists under this Indenture or would be caused thereby, in the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, to any corporation or other Person (including an Unrestricted Subsidiary) by way of merger, consolidation, or otherwise, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such merger, consolidation or otherwise, of all the Capital Stock of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee and such acquiring corporation or other Person (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor), if other than a Subsidiary Guarantor, shall have no obligation to assume or otherwise become liable under such Subsidiary Guarantee; PROVIDED, that the Net Available Proceeds of such sale or other disposition are applied in accordance with Section 4.16 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.16, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

         Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Subsidiary Guarantor under this Indenture as provided in Article X.

         Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture shall be released from and relieved of its obligations under its Subsidiary Guarantee and any Unrestricted Subsidiary that becomes a Restricted Subsidiary and any newly created or newly acquired Subsidiary that is or becomes a Subsidiary shall be required to execute a supplemental indenture in accordance with the terms of this Indenture.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

         SECTION 11.02.  NOTICES.

         Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing in the English language and delivered in person, mailed by first-class mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the following address:


                           If to the Company or the Subsidiary Guarantors:

                                    Fine Air Services Corp.
                                    2261 N.W. 67th Avenue
                                    Building 700
                                    Miami, Florida  33122
                                    Telecopier:  (305) 871-4232
                                    Attention: Orlando M. Machado
                                    Copy to:  Kenneth C. Hoffman
                                    Telecopier:  (305) 579-0717


                           If to the Trustee:

                                    The Bank of New York
                                    101 Barclay Street, Floor 21W
                                    New York, New York  10286
                                    Telecopier: (212) 815-5915
                                    Attention: Corporate Trust Administration


         The Company, the Subsidiary Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) the date receipt is acknowledged, if mailed by first-class mail; and (iii) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company or any Subsidiary Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         SECTION 11.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of section 312(c) of the TIA.

         SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

         SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to section 314(a)(4) of the TIA) shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

         SECTION 11.06.  RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 11.07.  LEGAL HOLIDAYS.

         If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

         SECTION 11.08.  NO RECOURSE AGAINST OTHERS.

         No director, officer, employee, incorporator or direct or indirect stockholder or Affiliate of the Company or any Subsidiary Guarantor (other than the Company and any Subsidiary Guarantor), as such, shall have any liability for any obligation of the Company or any Subsidiary Guarantor under this Indenture, the Subsidiary Guarantees or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Notes.

         SECTION 11.09.  COUNTERPARTS.

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 11.10.  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

         SECTION 11.11.  GOVERNING LAW.

         The laws of the State of New York shall govern this Indenture, the Subsidiary Guarantees and the Notes, without regard to the principles of conflicts of laws. The Company and the Subsidiary Guarantors expressly submit to the nonexclusive jurisdiction of the State of New York and the U.S. federal courts sitting in The City of New York for the purposes of any suit, action or proceeding with respect to the Indenture, the Notes and the Subsidiary Guarantees and for actions brought under federal or state securities laws with respect to the Notes. The Company and the Subsidiary Guarantors hereby appoint CT Corporation System as their agent upon which process may be served in any such action or proceeding with respect to the Indenture, the Notes or the Subsidiary Guarantees.

         SECTION 11.12.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

         SECTION 11.13.  SUCCESSORS.

         All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind any successors of the Company and such Subsidiary Guarantors, respectively. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 11.14.  SEVERABILITY.

         If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.

                                 FINE AIR SERVICES CORP.

                                 By:  /S/ BARRY H. FINE
                                    --------------------------------------------
                                 Name: Barry H. Fine
                                 Title:   President and Chief Executive Officer

                                 THE BANK OF NEW YORK,
                                 as Trustee

                                 By:  /S/ MARY LA GUMINA
                                    --------------------------------------------
                                 Name:  Mary La Gumina
                                 Title:   Assistant Vice President

                                 SUBSIDIARY GUARANTORS:

                                 FINE AIR SERVICES, INC.



                                 By:  /S/ BARRY H. FINE
                                    --------------------------------------------
                                 Name: Barry H. Fine
                                 Title:   President and Chief Executive Officer

                                 AGRO AIR ASSOCIATES, INC.



                                 By:  /S/ BARRY H. FINE
                                    --------------------------------------------
                                 Name: Barry H. Fine
                                 Title:   President and Chief Executive Officer

                                                                       EXHIBIT A

                             (FORM OF FACE OF NOTE)

                             [Securities Act Legend]

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY
         (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE

         SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE.

                  [Additional Legend if Note is a Global Note]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.06, 2.07 AND 2.08 OF THE INDENTURE.

                                                                       CUSIP NO.

                             FINE AIR SERVICES CORP.
                9-7/8% [SERIES A] [SERIES B] SENIOR NOTE DUE 2008

No.  ____________                                                   $__________



         Fine Air Services Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [__________], or registered assigns, the principal sum of [__________] Dollars on June 1, 2008.

                  Interest Payment Dates:   June 1 and December 1, commencing
                                            December 1, 1998

                  Record Dates:             May 15 and November 15


         Pursuant to the Indenture, the payment of principal of and premium, if any, and interest and, if applicable, Liquidated Damages on this Note is unconditionally guaranteed by the Subsidiary Guarantors referred to on the reverse hereof.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and as more fully specified in the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                     FINE AIR SERVICES CORP.

                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

                                                     SUBSIDIARY GUARANTORS:

                                                     FINE AIR SERVICES, INC.

                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

                                                     AGRO AIR ASSOCIATES, INC.

                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

Dated:_________________

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes referred to in the within-mentioned Indenture.

Dated:                                      The Bank of New York,
                                            as Trustee

                                            By:
                                               ---------------------------------
                                               Authorized Signatory

                FORM OF ALTERNATIVE CERTIFICATE OF AUTHENTICATION

         This is one of the Notes referred to in the within-mentioned Indenture.

Dated:                                      The Bank of New York,
                                            as Trustee

                                            By:
                                               ---------------------------------
                                                   as Authenticating Agent

                                            By:
                                               ---------------------------------
                                                   Authorized Signatory

                             FORM OF REVERSE OF NOTE

         1. INTEREST. Fine Air Services Corp. (the "COMPANY") promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Cash interest will accrue at 9-7/8% per annum until maturity and will be payable semi-annually in arrears in cash on June 1 and December 1 of each year commencing December 1, 1998, or if any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the original date of issue. To the extent lawful, the Company shall pay interest on overdue principal, premium, if any, interest and Liquidated Damages, if any, from time to time on demand at the rate of 9-7/8% per annum, compounded semi-annually. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         [In the event that a Registration Default occurs under the Registration Rights Agreement, then Liquidated Damages (as defined therein) (in addition to the interest otherwise due hereon) will accrue on the principal amount of the Notes and the New Notes (in addition to the stated interest on the Notes and the New Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which any such Registration defaults have been cured. Liquidated Damages will accrue at a rate of $.05 per week per $1,000 principal amount of Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by $.05 per week per $1,000 principal amount of Notes at the end of each subsequent 90-day period, but in no event shall such rate exceed $.30 per week per $1,000 principal of Notes. All accrued Liquidated Damages, if any, will be paid by the Company or the Subsidiary Guarantors, in arrears, on each Interest Payment Date, commencing December 1, 1998. Upon the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.](1)

         [There shall also be payable in respect of this Note all Liquidated Damages that may have accrued on the Note for which this Note was exchanged (as defined in such Note) pursuant to the Exchange Offer or otherwise pursuant to a Registration of such Note, such Liquidated Damages to be payable in accordance with the terms of such Note.](2)

         2. METHOD OF PAYMENT. The Company will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the record date for the next Interest Payment Date, which record date shall be May 15 and November 15 of each year (each a "RECORD DATE") even if such Note is cancelled after such Record Date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent, as defined below, to

----------

(1) To be included in Old Notes but not New Notes.

(2) To be included in New Notes.

collect principal payments on such Notes. Principal of, premium, if any, interest and Liquidated Damages, if any, on, the Notes will be payable (i) in same-day funds on or prior to the payment dates with respect to such amounts in the case of Notes held of record by The Depository Trust Company (the "DEPOSITARY") or its nominee and (ii) at the corporate trust office of the Trustee in New York, New York, in the case of Notes held of record by Holders other than the Depositary or its nominee, and the Notes may be surrendered for registration of transfer or exchange at the corporate trust office of the Trustee in New York, New York. The Company may, at its option, pay interest on Notes held of record by Holders other than the Depositary or its nominee by check mailed to the addresses of the registered Holders on the Record Date for that interest or by wire transfer of immediately available funds to an account located in the United States designated by the Holder.

         3. PAYING AGENT AND REGISTRAR. (a) The Bank of New York (the "TRUSTEE") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-Registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         (b) Pursuant to the Indenture, the Company has appointed the Trustee as transfer and exchange agent for the purpose of any transfer or exchange of the Notes.

         (c) Holders shall present Notes to the Trustee, as transfer and exchange agent.

         4. INDENTURE. The Company has issued the Notes under an Indenture, dated as of June 5, 1998 (the "INDENTURE"), among the Company, as issuer of the Notes, the Subsidiary Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code /sections/ 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "TRUST INDENTURE ACT"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned to them in the Indenture). The Notes are senior unsecured obligations of the Company limited to $200,000,000 in aggregate principal amount.

         5. REDEMPTION PROVISIONS. (a) The Notes are not subject to any mandatory sinking fund redemption prior to maturity.

         (b) Except as set forth below in this Section 5, the Notes may not be redeemed, either in whole or in part, at the option of the Company prior to June 1, 2003. On June 1, 2003 and thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders and the Trustee, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, together with accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on June 1 of the applicable year indicated below:

                  YEAR                                           PERCENTAGE
                  ----                                           ----------
                  2003..................................         104.938%
                  2004..................................         103.292%
                  2005..................................         101.646%
                  2006 and thereafter...................         100.000%

         (c) In addition to the Company's right to redeem the Notes as set forth in Section 5(b), from time to time prior to June 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding on the Issue Date at a redemption price equal to 109.875% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, thereon, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that (i) at least 65% of the principal amount of the Notes originally issued remains outstanding immediately after any such redemption and (ii) the Company effects such redemption within 60 days after the Public Equity Offering closes.

         (d) If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a PRO RATA basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before any redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

         6. MANDATORY OFFERS. (a) Within 30 days after any Change of Control Trigger Date, any Asset Sale Trigger Date or a Mandatory Repurchase Trigger Date, the Company shall mail to the Trustee (who shall mail to each Holder) a notice stating certain details as set forth in Section 3.08 of the Indenture in connection with the Offer that the Company is obligated under the Indenture to make to Holders in such circumstances.

         (b) Holders may tender all or, subject to Section 8 below, any portion of their Notes by completing the attachment hereto entitled "OPTION OF HOLDER TO ELECT PURCHASE" in an Offer.

         (c) Upon a Change of Control, the Company is obligated to make an offer to repurchase Notes as provided in the Indenture. Any Holder of Notes may tender Notes of such Holder for repurchase, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, as provided in, and subject to, the terms of the Indenture.

         (d) Upon there being at least $5.0 million in Excess Proceeds relating to one or more Asset Sales, the Company is obligated to make an offer to repurchase Notes, equal in principal amount to the amount of such Excess Proceeds. Any Holder of Notes may tender Notes of such Holder for repurchase, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date such Net Proceeds Offer is consummated, as provided in, and subject to, the terms of the Indenture.

         (e) In the event that on the Mandatory Repurchase Trigger Date, the Unutilized Proceeds Amount is greater than $0, the Company is obligated to either (i) make an offer to repurchase Notes, equal in principal amount to such Unutilized Proceeds Amount (the "MANDATORY REPURCHASE OFFER") or (ii) repurchase Notes having an aggregate principal amount equal to the Unutilized Proceeds Amount in the open market. If the Company elects to make the Mandatory Repurchase Offer, any Holder of Notes may tender Notes of such Holder for repurchase, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, and Liquidated Damages, if any, to the date such Mandatory Repurchase Offer is consummated, as provided in, and subject to, the terms of the Indenture.

         (f) Promptly after consummation of an Offer, (i) the Paying Agent shall mail or wire transfer, if permitted under the Indenture, to each Holder of Notes or portions thereof accepted for payment an amount equal to the Change of Control Purchase Price, Offered Price, or Mandatory Repurchase Offered Price, as the case may be, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Company shall issue and the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

         (g) The Company will (i) announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

         7. NOTES TO BE REDEEMED OR PURCHASED. The Notes may be redeemed or purchased in part, but only in multiples of $1,000 principal amount unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrete or accrue, as the case may be, on the Notes or portions thereof called for redemption or accepted for purchase on such date.

         8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer. Neither the Trustee or the Registrar shall be required to issue, register the transfer of or exchange any Note to register the transfer of or exchange any Note selected for redemption, to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption ending on the date of such mailing, to register the transfer or exchange of a Note between a Record Date and the next succeeding Interest Payment Date.

         9. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of the Note for all purposes.

         10. AMENDMENTS AND WAIVERS. (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); PROVIDED THAT: (i) no such modification or amendment may, without the consent of the Holders of at least 75% in aggregate principal amount of such series of Notes then outstanding, amend or modify the obligations of the Company under Section 4.15 of the Indenture (or the definitions related thereto) that could adversely affect the rights of any holder of the Notes; and (ii) without the consent of each holder affected, the Company and the Trustee may not: (w) extend the maturity of any Note; (x) affect the terms of any scheduled payment of interest on or principal of the Notes (including without limitation any redemption provisions); (y) take any action that would subordinate the Notes or the Subsidiary Guarantees to any other Indebtedness of the Company or any of Subsidiary Guarantors, respectively, or otherwise affect the ranking of the Notes or the Subsidiary Guarantees; or
(z) reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to this Indenture.

         (b) Notwithstanding section 10(a) above, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes, without the consent of any Holder, to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of Certificated Notes; provide for the assumption of the obligations to the Holders of the Company or a Subsidiary Guarantor, as the case may be, in the event of a merger or consolidation; make any change that would provide any additional rights or benefits to Holders or does not adversely affect the legal rights under the Indenture of any Holder; comply with Section 4.18 or Article X of the Indenture; secure the Notes pursuant to the requirements of Section 4.11 of the Indenture; comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         (c) Certain provisions of the Indenture cannot be amended, supplemented or waived without the consent of each Holder of Notes affected.

         11. DEFAULTS AND REMEDIES. Events of Default include: (a) Each of the following constitutes an event of default (an "EVENT OF DEFAULT"): (i) any default in the payment of the principal of or premium, if any, on any of the Notes, whether such payment is due at Stated Maturity or on redemption, repurchase pursuant to a Change of Control Offer, a Net Proceeds Offer, a Mandatory Repurchase Offer, acceleration or otherwise; or (ii) any default in the payment of any installment of interest or Liquidated Damages, if any, on any Note, when due, and the continuance of that default for a period of 30 days; or
(iii) any default in the performance or breach by the Company or any Restricted Subsidiary of Article V of the Indenture or any failure of the Company to make or consummate either a Change of Control Offer, a Net Proceeds Offer or a Mandatory Repurchase Offer (or the other repurchases contemplated in Section 4.17) described in Sections 4.15, 4.16 and 4.17, respectively, of the Indenture; or (iv) any failure of the Company or any Restricted Subsidiary to perform or observe any other term, covenant or agreement applicable to it and contained in the Notes, the Indenture (other than a default specified in clause (i), (ii) or (iii) above) or the Subsidiary Guarantees, as the case may be, for a period of 30 days after written notice of that failure is given (a) to the Company or the Restricted Subsidiary, as the case may be, by the Trustee or (b) to the Company or the Restricted Subsidiary, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or
(v) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of any Indebtedness of the Company (other than the Notes) or any Restricted Subsidiary for money borrowed when due at final Stated Maturity, or any other default resulting in acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed, PROVIDED that the aggregate principal amount of such Indebtedness exceeds $5.0 million; or (vi) one or more final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and require the direct payment by the Company in money, either individually or in an aggregate amount, in excess of $5.0 million are not paid, discharged or stayed for a period of 30 days; or (vii) certain events of bankruptcy, insolvency or reorganization involving the Company or any Restricted Subsidiary; or (viii) except as permitted by the Indenture, the cessation of the effectiveness of any Subsidiary Guarantee or the repudiation by any Subsidiary Guarantor (or by any Person acting on behalf of any Subsidiary Guarantor) of its obligations under its Subsidiary Guarantee.

         If an Event of Default (other than an Event of Default specified in clause (vii) above involving the Company), occurs and is continuing under the Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and interest on the outstanding Notes shall immediately become due and payable. If an Event of Default results from bankruptcy, insolvency or reorganization involving the Company, all outstanding Notes shall become due and payable without any further action or notice. In certain cases, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive an existing Default or

Event of Default and its consequences, except a default in the payment of principal of, premium, if any, and interest on the Notes.

         The Holders may not enforce the provisions of the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power; PROVIDED, HOWEVER, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of, premium, if any, or interest on the Notes) if the Trustee determines that withholding such notice is in the holders' interest.

         12. GUARANTEE. Each Subsidiary Guarantor unconditionally, jointly and severally, guarantees (each a "SUBSIDIARY GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee that: (i) the principal of, premium, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages, if any, and premium, if any, on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and; (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise; PROVIDED that notwithstanding anything to the contrary herein or in
Article X of the Indenture, the aggregate amount of the Obligations guaranteed under the Indenture by any Subsidiary Guarantor shall be limited in amount to the lesser of (x) the maximum amount that would not render such Subsidiary Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of any applicable state law and (y) the maximum amount that would not render the Subsidiary Guarantee of such Subsidiary Guarantor an improper corporate distribution by such Subsidiary Guarantor under applicable state law. The Subsidiary Guarantees are subject to release as and to the extent provided in the Indenture.

         13. ADDITIONAL SUBSIDIARY GUARANTEES. If the Company or any Restricted Subsidiary acquires or creates another Subsidiary, such newly acquired or created Subsidiary must execute a Subsidiary Guarantee in accordance with the terms of the Indenture, unless the Board of Directors has duly designated that Subsidiary as an Unrestricted Subsidiary as permitted in the Indenture.

         14. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

         15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or direct or indirect stockholder or Affiliate of the Company or any Subsidiary Guarantor (other than the Company and any Subsidiary Guarantor), as such, shall have any liability for any obligation of the Company or such Subsidiary Guarantor under the Indenture, the Subsidiary Guarantees, or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

         16. MERGERS AND CERTAIN OTHER TRANSACTIONS. The Company will not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and its Subsidiaries (taken as a whole), or assign any of its obligations under the Notes and the Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (a) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR"), is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and the Indenture; (b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (c) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a PRO FORMA basis, (1) the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (2) the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness other than Permitted Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in
Section 4.07 of the Indenture; and (d) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have confirmed, by a supplemental indenture, that its Subsidiary Guarantee shall apply to the obligations of the Company or the Successor under the Notes and the Indenture; and (e) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the provisions of
Section 5.01 of the Indenture. For purposes of this paragraph, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

         17. GOVERNING LAW. This Note shall be will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws.

         18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         19. CUSIP/CINS NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP and CINS numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and CINS numbers, as applicable, in notices of redemption, purchases or exchanges as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to: Fine Air Services Corp., 2261 N.W. 67th Avenue, Building 700, Miami, Florida 33122, Attention: Corporate Secretary.

                  SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES(3)

The following exchanges of a part of this Global Note for Certificated Notes have been made:

                                                                     PRINCIPAL AMOUNT OF
                AMOUNT OF DECREASE IN     AMOUNT OF INCREASE IN        THIS GLOBAL NOTE           SIGNATURE OF
   DATE OF       PRINCIPAL AMOUNT OF         PRINCIPAL AMOUNT      FOLLOWING SUCH DECREASE    AUTHORIZED OFFICER OF
  EXCHANGE         THIS GLOBAL NOTE        OF THIS GLOBAL NOTE          (OR INCREASE)           TRUSTEE OR NOTES
  --------         ----------------        -------------------          -------------           ----------------












----------

(3) This schedule should only be added if the Note is issued in global form.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.:   ________________________________
Please print or typewrite name and address including zip code of assignee:

------------------------------------------------------------

------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES OTHER THAN EXCHANGE NOTES, REGULATION S GLOBAL NOTES AND OFFSHORE CERTIFICATED NOTES:]

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) one year after the later of the original issuance of this Note or the last date on which this Note was held by the Company or an Affiliate of the Company, the undersigned confirms, without utilizing any general solicitation or general advertising, that:

                  [CHECK ONE]

         [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                                             OR

         [ ] (b)  this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         If neither of the foregoing boxes is checked, the Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date: _______________             Signature:  __________________________________

                           NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a), ABOVE, IS CHECKED:

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________          Signature: __________________________________
                                    NOTICE: To be executed by an executive
                                    officer of the transferee

Signature Guarantee: _______________________________

         (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you elect to have this Note purchased by the Company pursuant to
Section 4.15 of the Indenture, check the box:           [ ]

         If you elect to have this Note purchased by the Company pursuant to
Section 4.16 of the Indenture, check the box:           [ ]

         If you elect to have this Note purchased by the Company pursuant to
Section 4.17 of the Indenture, check the box:           [ ]

         If you elect to have only part of the principal amount of this Note purchased by the Company pursuant to Section 4.15, 4.16 or 4.17 of the Indenture, state the portion of such amount (multiples of $1,000 principal amount only):

         $_________________________.



Dated:                              Your signature:

-----------------.                  --------------------------------------
                                    (Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

         (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B

                       Form of Certificate to be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                 ------, ----
The Bank of New York
101 Barclay Street, Floor 21W
New York, New York 10286
Attention: Corporate Trust Administration

         Re:      Fine Air Services Corp. (the "Company")
                  9-7/8% SENIOR NOTES DUE 2008 (THE "NOTES")

Dear Sirs:

         In connection with our proposed sale of $200,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

         (1) the offer of the Notes was not made to a person in the United
States;

         (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

         (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Transferor]

                                            By:
                                               ---------------------------------
                                                     Authorized Signatory

                                                                       EXHIBIT C

================================================================================



                            FINE AIR SERVICES CORP.,
                                    AS ISSUER

                                       AND

                            THE SUBSIDIARY GUARANTORS
                                  NAMED HEREIN

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                                  $200,000,000

                              SERIES A AND SERIES B

                          9-7/8% SENIOR NOTES DUE 2008




                         FORM OF SUPPLEMENTAL INDENTURE

                           DATED AS OF [_______], 1998


================================================================================

         This SUPPLEMENTAL INDENTURE, dated as of __________ ___, ____, is among Fine Air Services Corp., a Delaware corporation (the "COMPANY"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "SUBSIDIARY GUARANTORS") and The Bank of New York, as Trustee.

                                    RECITALS

         WHEREAS, the Company, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of June 5, 1998 (the "INDENTURE"), pursuant to which the Company has originally issued $200,000,000 in principal amount of 9-7/8% Senior Notes due 2008 (the "NOTES"); and

         WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to execute and deliver a guarantee (a "SUBSIDIARY GUARANTEE") to comply with Section 4.18 thereof without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE I

         SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                   ARTICLE II

         From this date, in accordance with Section 4.18 and by executing this Supplemental Indenture, the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in
Article X thereunder.

                                   ARTICLE III

         SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (MUTATIS MUTANDIS) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 3.03. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                        FINE AIR SERVICES CORP.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        SUBSIDIARY GUARANTORS:

                                        FINE AIR SERVICES, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        AGRO AIR ASSOCIATES, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        [ADDITIONAL SUBSIDIARY GUARANTORS]

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        THE BANK OF NEW YORK,
                                              as Trustee

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title: